EXHIBIT 10.1


                          THIRD AMENDED AND RESTATED
                       SENIOR UNSECURED CREDIT AGREEMENT

                           Dated as of June 26, 2001

                                     Among

                   LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

                               as the Borrower,
                               ---------------

                      SOCIETE GENERALE, SOUTHWEST AGENCY

                as Joint Book Runner and Administrative Agent,
                ---------------------------------------------

                       BANK OF MONTREAL, CHICAGO BRANCH

                             as Syndication Agent,
                             -------------------

                           DEUTSCHE BANC ALEX. BROWN

                 as Joint Book Runner and Documentation Agent
                 --------------------------------------------

                                      and

                            THE BANKS NAMED HEREIN

                                 as the Banks
                                 ------------

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

                 ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 2

SECTION 1.01   CERTAIN DEFINED TERMS..........................................2
SECTION 1.02   COMPUTATION OF TIME PERIODS...................................29
SECTION 1.03   ACCOUNTING TERMS; CHANGES IN GAAP.............................29
SECTION 1.04   TYPES OF ADVANCES.............................................29
SECTION 1.05   MISCELLANEOUS.................................................29
SECTION 1.06   AMENDMENT AND RESTATEMENT; COMMITMENT INCREASES...............29

          ARTICLE II THE ADVANCES AND THE LETTERS OF CREDIT 30

SECTION 2.01   THE ADVANCES..................................................30
SECTION 2.02   METHOD OF BORROWING...........................................31
SECTION 2.03   FEES..........................................................34
SECTION 2.04   REDUCTION OF THE COMMITMENTS..................................35
SECTION 2.05   REPAYMENT OF ADVANCES.........................................35
SECTION 2.06   INTEREST, LATE PAYMENT FEE....................................35
SECTION 2.07   PREPAYMENTS...................................................36
SECTION 2.08   BREAKAGE COSTS................................................37
SECTION 2.09   INCREASED COSTS...............................................37
SECTION 2.10   PAYMENTS AND COMPUTATIONS.....................................39
SECTION 2.11   TAXES.........................................................40
SECTION 2.12   ILLEGALITY....................................................42
SECTION 2.13   LETTERS OF CREDIT.............................................42
SECTION 2.14   DETERMINATION OF BORROWING BASE...............................45
SECTION 2.15   BANK REPLACEMENT..............................................46
SECTION 2.16   SHARING OF PAYMENTS, ETC......................................46

                  ARTICLE III CONDITIONS OF LENDING 47

SECTION 3.01   CONDITIONS PRECEDENT TO INITIAL ADVANCE.......................47
SECTION 3.02   CONDITIONS PRECEDENT FOR EACH BORROWING OR LETTER OF CREDIT...49
SECTION 3.03   CONDITIONS PRECEDENT TO A HOTEL PROPERTY QUALIFYING
               AS AN ELIGIBLE PROPERTY.......................................50

              ARTICLE IV REPRESENTATIONS AND WARRANTIES 53

SECTION 4.01   EXISTENCE; QUALIFICATION; PARTNERS; SUBSIDIARIES..............53
SECTION 4.02   PARTNERSHIP AND CORPORATE POWER...............................54
SECTION 4.03   AUTHORIZATION AND APPROVALS...................................55
SECTION 4.04   ENFORCEABLE OBLIGATIONS.......................................55
SECTION 4.05   PARENT COMMON STOCK...........................................55
SECTION 4.06   FINANCIAL STATEMENTS..........................................55
SECTION 4.07   TRUE AND COMPLETE DISCLOSURE..................................55
SECTION 4.08   LITIGATION....................................................56
SECTION 4.09   USE OF PROCEEDS...............................................56
SECTION 4.10   INVESTMENT COMPANY ACT........................................56
SECTION 4.11   TAXES.........................................................56
SECTION 4.12   PENSION PLANS.................................................57
SECTION 4.13   CONDITION OF HOTEL PROPERTY; CASUALTIES; CONDEMNATION.........57
SECTION 4.14   INSURANCE.....................................................58
SECTION 4.15   NO BURDENSOME RESTRICTIONS; NO DEFAULTS.......................58
SECTION 4.16   ENVIRONMENTAL CONDITION.......................................58
SECTION 4.17   LEGAL REQUIREMENTS, ZONING, UTILITIES, ACCESS.................59

SECTION 4.18   EXISTING INDEBTEDNESS.........................................59
SECTION 4.19   TITLE; ENCUMBRANCES...........................................59
SECTION 4.20   LEASING ARRANGEMENTS..........................................60
SECTION 4.21   APPROVED MANAGEMENT AGREEMENTS................................60

                   ARTICLE V AFFIRMATIVE COVENANTS 60

SECTION 5.01   COMPLIANCE WITH LAWS, ETC.....................................61
SECTION 5.02   PRESERVATION OF EXISTENCE, SEPARATENESS, ETC..................61
SECTION 5.03   PAYMENT OF TAXES, ETC.........................................62
SECTION 5.04   VISITATION RIGHTS; BANK MEETING...............................62
SECTION 5.05   REPORTING REQUIREMENTS........................................63
SECTION 5.06   MAINTENANCE OF PROPERTY AND REQUIRED WORK.....................66
SECTION 5.07   INSURANCE.....................................................67
SECTION 5.08   BORROWING BASE REQUIREMENTS...................................67
SECTION 5.09   SUPPLEMENTAL GUARANTIES.......................................67
SECTION 5.10   INTENTIONALLY DELETED.........................................67
SECTION 5.11   USE OF PROCEEDS...............................................67
SECTION 5.12   NEW GUARANTORS................................................67

                    ARTICLE VI NEGATIVE COVENANTS 68

SECTION 6.01   LIENS, ETC....................................................68
SECTION 6.02   INDEBTEDNESS..................................................68
SECTION 6.03   AGREEMENTS RESTRICTING DISTRIBUTIONS FROM SUBSIDIARIES........69
SECTION 6.04   RESTRICTED PAYMENTS...........................................70
SECTION 6.05   FUNDAMENTAL CHANGES; ASSET DISPOSITIONS.......................70
SECTION 6.06   APPROVED PARTICIPATING LESSEE OWNERSHIP.......................71
SECTION 6.07   INVESTMENTS, LOANS, FUTURE PROPERTIES.........................71
SECTION 6.08   AFFILIATE TRANSACTIONS........................................72
SECTION 6.09   SALE AND LEASEBACK............................................72
SECTION 6.10   SALE OR DISCOUNT OF RECEIVABLES...............................72
SECTION 6.11   NO FURTHER NEGATIVE PLEDGES...................................73
SECTION 6.12   INTENTIONALLY DELETED.........................................73
SECTION 6.13   MATERIAL DOCUMENTS............................................73
SECTION 6.14   LIMITATIONS ON DEVELOPMENT, CONSTRUCTION, RENOVATION
               AND PURCHASE OF HOTEL PROPERTIES..............................73

                   ARTICLE VII FINANCIAL COVENANTS 74

SECTION 7.01   PARENT'S FIXED CHARGE COVERAGE RATIO..........................74
SECTION 7.02   PARENT'S INTEREST COVERAGE RATIO..............................74
SECTION 7.03   UNSECURED INTEREST COVERAGE RATIO.............................74
SECTION 7.04   MAINTENANCE OF NET WORTH......................................74
SECTION 7.05   LIMITATIONS ON TOTAL LIABILITIES..............................74
SECTION 7.06   LIMITATIONS ON SECURED RECOURSE INDEBTEDNESS..................74
SECTION 7.07   LIMITATIONS ON SECURED INDEBTEDNESS...........................74

               ARTICLE VIII EVENTS OF DEFAULT; REMEDIES 75

SECTION 8.01   EVENTS OF DEFAULT.............................................75
SECTION 8.02   OPTIONAL ACCELERATION OF MATURITY.............................78
SECTION 8.03   AUTOMATIC ACCELERATION OF MATURITY............................79
SECTION 8.04   CASH COLLATERAL ACCOUNT.......................................79
SECTION 8.05   NON-EXCLUSIVITY OF REMEDIES...................................80
SECTION 8.06   RIGHT OF SET-OFF..............................................80

            ARTICLE IX AGENCY AND ISSUING BANK PROVISIONS 80

SECTION 9.01   AUTHORIZATION AND ACTION......................................80
SECTION 9.02   ADMINISTRATIVE AGENT' RELIANCE, ETC...........................81
SECTION 9.03   ADMINISTRATIVE AGENT AND ITS AFFILIATES.......................81
SECTION 9.04   BANK CREDIT DECISION..........................................82
SECTION 9.05   INDEMNIFICATION...............................................82
SECTION 9.06   SUCCESSOR ADMINISTRATIVE AGENT AND ISSUING BANKS..............82
SECTION 9.07   JOINT BOOK RUNNERS, SYNDICATION AGENT AND
               DOCUMENTATION AGENT...........................................83

                       ARTICLE X MISCELLANEOUS 83

SECTION 10.01  AMENDMENTS, ETC...............................................83
SECTION 10.02  NOTICES, ETC..................................................85
SECTION 10.03  NO WAIVER; REMEDIES...........................................85
SECTION 10.04  COSTS AND EXPENSES............................................85
SECTION 10.05  BINDING EFFECT................................................86
SECTION 10.06  BANK ASSIGNMENTS AND PARTICIPATIONS...........................86
SECTION 10.07  INDEMNIFICATION...............................................88
SECTION 10.08  EXECUTION IN COUNTERPARTS.....................................89
SECTION 10.09  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATIONS, ETC............89
SECTION 10.10  SEVERABILITY..................................................89
SECTION 10.11  ENTIRE AGREEMENT..............................................89
SECTION 10.12  USURY NOT INTENDED............................................89
SECTION 10.13  GOVERNING LAW.................................................90
SECTION 10.14  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.......90
SECTION 10.15  KNOWLEDGE OF BORROWER.........................................92
SECTION 10.16  BANKS NOT IN CONTROL..........................................92
SECTION 10.17  HEADINGS DESCRIPTIVE..........................................92
SECTION 10.18  TIME IS OF THE ESSENCE........................................92
SECTION 10.19  SCOPE OF INDEMNITIES..........................................92
SECTION 10.20  CONFIDENTIALITY...............................................93

EXHIBITS:

Exhibit A  -      Form of Note
Exhibit B  -      Form of Assignment and Acceptance
Exhibit C  -      Form of Borrowing Base Certificate
Exhibit D  -      Form of Compliance Certificate
Exhibit E  -      Form of Environmental Indemnity
Exhibit F  -      Form of Guaranty
Exhibit G  -      Form of Notice of Borrowing
Exhibit H  -      Form of Notice of Conversion or Continuation
Exhibit I  -      Form of Property Adjustment Report


SCHEDULES:

Schedule 1.01(a)  -       Commitments
Schedule 1.01(b)  -       Initial Properties, Initial Investment Amount and
                          Initial Hotel Value
Schedule 1.01(c)  -       Approved Managers
Schedule 1.01(d)  -       Approved Participating Leases
Schedule 1.01(e)  -       Engineer Report Scope of Services
Schedule 1.01(f)  -       Approved Engineers
Schedule 1.01(g)  -       Environmental Report Scope of Services
Schedule 1.01(h)  -       Approved Environmental Consultants
Schedule 1.01(i)  -       Guarantors
Schedule 1.01(j)  -       Qualified Ground Leases
Schedule 1.01(k)  -       Approved Participating Lessees
Schedule 1.01(l)  -       Existing Letters of Credit
Schedule 4.01     -       Subsidiaries
Schedule 4.08     -       Litigation
Schedule 4.17     -       Legal Requirements; Zoning; Utilities; Access
Schedule 4.18     -       Existing Indebtedness
Schedule 4.21     -       Approved Management Agreements
Schedule 5.07     -       Insurance

         THIRD AMENDED AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT


This THIRD AMENDED AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT, dated as of June 26, 2001, is among LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as the Borrower, SOCIETE GENERALE, SOUTHWEST AGENCY, as Joint Book Runner and Administrative Agent, BANK OF MONTREAL, CHICAGO BRANCH, as Syndication Agent, DEUTSCHE BANC ALEX. BROWN, as Joint Book Runner and Documentation Agent, and the Banks.


                            PRELIMINARY STATEMENTS:

     WHEREAS, many of the parties hereto previously entered into a Second Amended and Restated Senior Unsecured Credit Agreement, dated as of November 13, 2000, by and between LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership, as the Borrower, Societe Generale, Southwest Agency, as Joint Book Runner and Administrative Agent, Bank of Montreal, Chicago Branch, as Syndication Agent, Deutsche Banc Alex. Brown, as Joint Book Runner and Documentation Agent, and the banks and other lenders a party thereto; as amended by First Amendment to Second Amended and Restated Senior Unsecured Credit Agreement dated as of May 15, 2001, all executed by and among such parties (as so amended, the "Existing Credit Agreement") pursuant to which the banks and other lenders party to the Existing Credit Agreement (the "Existing Lenders") have made Advances (as defined in the Existing Credit Agreement) to the Borrower, and have issued or participated in Letters of Credit (as defined in the Existing Credit Agreement) for the account of the Borrower, in each case on the terms and conditions set forth therein;

     WHEREAS, the Borrower has requested that the Existing Lenders amend the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement, and as used herein, the "Existing Credit Documents") in order to increase the Commitments under this Agreement and revise certain terms thereof and the Existing Lenders have agreed to do so on the terms and conditions set forth herein; and

     WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement in its entirety for clarity only, and amend the other Existing Credit Documents, in order to memorialize such amendments;

     WHEREAS, this Third Amended and Restated Credit Agreement constitutes for all purposes an amendment to the Existing Credit Agreement and not a new or substitute agreement and each reference to an "Advance" and "Letter of Credit" herein shall mean such Advance made and each Letter of Credit issued heretofore under the Existing Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals and the provisions contained in this Agreement, the parties hereto do hereby agree as follows:

                                  ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01   Certain Defined Terms. As used in this Agreement, the
                    ---------------------
following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accession Agreement" means an Accession Agreement in the form attached
      -------------------
respectively to the Guaranty and Environmental Indemnity as Annex 1 thereto, which agreement causes the Person executing and delivering the same to the Administrative Agent to become a party to the Guaranty and Environmental Indemnity.

     "Acquisition Agreements" means for any Hotel Property the agreements
      ----------------------
entered into in connection with the acquisition of such Hotel Property.

     "Adjusted Base Rate" means, for any day, the fluctuating rate per annum
      ------------------
of interest equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 2%.

     "Adjusted Net Worth" means, for the Parent as of any date, the sum of (a)
      ------------------
the Parent's Net Worth on such date plus (b) the minority interest reflected
                                    ----
in the Parent's balance sheet on such date determined in accordance with GAAP.

     "Adjusted NOI" means, for any Hotel Property for any period, the EBITDA
      ------------
of such Hotel Property for such period less the aggregate FF&E Reserves for
                                       ----
such period for such Hotel Property.

     "Adjustment Event" has the meaning set forth in Section 2.14(b).
      ----------------

     "Administrative Agent" means Societe Generale, Southwest Agency, in its
      --------------------
capacity as Administrative Agent for the Banks pursuant to Article IX and any successor Administrative Agent appointed pursuant to Section 9.06.

     "Advisory Fee Letter" has the meaning set forth in Section 2.03(d).
      -------------------

     "Advance" means an Advance by a Bank to the Borrower, any such Advance
      -------
being either a Base Rate Advance or a LIBOR Advance.

     "Affiliate" means, as to any Person, any other Person that, directly or
      ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

     "Agreement" has the meaning given such term in the initial paragraph of
      ---------
this agreement.

     "Allocation Percentage" means, for any Person, with respect to a Person's
      ---------------------
Joint Venture Subsidiary, the percentage ownership interest of such Person in such Joint Venture Subsidiary.

     "Applicable Lending Office" means, with respect to each Bank, such Bank's
      -------------------------
Domestic Lending Office in the case of a Base Rate Advance and such Bank's LIBOR Lending Office in the case of a LIBOR Advance.


               [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     "Applicable Margin" means, (a) with respect to each Type of Advance at
      -----------------
any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for such Type of Advance, (b) with respect to the letter of credit fee payable under Section 2.03(b) at any date, the applicable percentage per annum set forth below under the column "Letters of Credit & LIBOR Advances," based upon the Status then in effect, and (c) with respect to the commitment fee payable under Section 2.03(a) at any date, the applicable percentage per annum set forth below under the column "Unused Commitment Fee," based upon the Status then in effect.

                         Base Rate       Letters of Credit &         Unused
                         Advances          LIBOR Advances        Commitment Fee
                         --------          --------------        --------------
     Level I
     Status                .250%               1.750%                 .20%
     Level II
     Status                .375%               1.875%                 .25%
     Level III
     Status                .500%               2.000%                 .25%
     Level IV
     Status                .625%               2.125%                 .25%
     Level V
     Status               1.000%               2.500%                 .50%


     "Approved Management Agreements" means those certain management
      ------------------------------
agreements listed on Schedule 4.22 attached hereto and any future management agreement for an Eligible Property in substantially the same form or as otherwise approved by the Administrative Agent in writing which approval shall not be unreasonably withheld or delayed.

     "Approved Manager" means those certain managers listed as "Approved
      ----------------
Managers" on Schedule 1.01(c) attached hereto, or any other reputable, nationally known, third party manager of a Hotel Property approved by the Administrative Agent in writing which approval shall not be unreasonably withheld or delayed.

     "Approved Other Country" means each of the following countries: Canada,
      ----------------------
Mexico, United Kingdom, France, Germany, Spain, Belgium, The Netherlands, Luxembourg, Italy, Portugal, Austria, Switzerland, Norway, Sweden, Denmark,
U. S. Virgin Islands, Bahamas, and Puerto Rico.

     "Approved Participating Leases" means those certain Approved
      -----------------------------
Participating Leases listed on Schedule 1.01(d) attached hereto and any future ___ participating ___ lease for an Eligible Property approved by the Administrative Agent in writing (which approval shall not be unreasonably withheld if such participating lease permits the lessor under such participating lease to terminate such lease upon the lessee's failure to achieve reasonable revenue targets for the applicable Hotel Property).

     "Approved Participating Lessee" means LaSalle Leasing, each of the other
      -----------------------------
Persons listed on Schedule 1.01(k) attached hereto, and any future participating lessee for a Hotel Property (a) which is approved by the Administrative Agent in writing and (b) does not jeopardize the Parent's REIT status; provided, however, that any lessee that is an Approved Manager or its Affiliate shall automatically be deemed an Approved Participating Lessee.

     "Asset Disposition" means any sale, lease of substantially all of a Hotel
      -----------------
Property (in which the Borrower or a Guarantor is lessor but exclusive of the Approved Participating Leases), conveyance, exchange, transfer, or assignment of any Property by the Borrower or a Guarantor to a Person other than the Borrower or a Guarantor.

     "Assignment and Acceptance" means an assignment and acceptance entered
      -------------------------
into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit B.

     "Banks" means the lenders listed on the signature pages of this Agreement
      -----
and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 10.06.

     "Base Rate Advance" means an Advance which bears interest as provided in
      -----------------
Section 2.06(a).

     "Borrower" means LaSalle Hotel Operating Partnership, L.P., a Delaware
      --------
limited partnership.

     "Borrowing" means a borrowing consisting of simultaneous Advances of the
      ---------
same Type made by each Bank pursuant to Section 2.01 or Converted by each Bank to Advances of a different Type pursuant to Section 2.02(b).

     "Borrowing Base" means, at any date of its determination, an amount equal
      --------------
to (a) 50% of the Borrowing Base Hotel Value on such date minus (b) the
                                                          -----
Unsecured Indebtedness (except for the Obligations) of the Parent and its Subsidiaries outstanding on such date.

     "Borrowing Base Hotel Value" means, at any date of its determination, an
      --------------------------
amount equal to the sum of the Hotel Values for all Eligible Properties on such date.

     "Borrowing Base Certificate" means a certificate of the Borrower in
      --------------------------
substantially the form of the attached Exhibit C, certified by a Responsible Officer of Borrower to be true, correct and accurate in all material respects.

     "Borrowing Base Determination Date" means any date the Borrowing Base is
      ---------------------------------
determined in accordance with Section 2.14.


               [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     "Borrowing Base Requirements" means collectively that (a) no more than
      ---------------------------
15% of the Borrowing Base Hotel Value may be comprised of Eligible Properties which are located outside the United States and shall only be in an Approved Other Country; (b) no more than 10% of the Borrowing Base Hotel Value may be comprised of Eligible Properties which are limited service hotels; (c) no more than 20% of the Borrowing Base Hotel Value may be comprised of Renovating Properties; (d) no more than 20% of the Borrowing Base Hotel Value may be comprised of Hotel Properties owned or leased by Joint Venture Subsidiaries;
(e) no more than 30% of the Borrowing Base Hotel Value may be comprised of any one Eligible Property (except for the San Diego Paradise Point which shall not comprise more than 40% of the Borrowing Base Hotel Value); (f) the Borrowing Base shall be comprised of at least four (4) Eligible Properties; (g) no Hotel Property or other Property shall cause the Parent to forfeit the Parent's tax status as a REIT; and (h) no more than one Renovating Property shall be in the Borrowing Base at any time; provided that the Boutique Properties may all be
                            --------
deemed Renovating Properties and included in the Borrowing Base. Notwithstanding anything in the foregoing to the contrary, (1) for purposes of clause (f) in the preceding sentence, the Boutique Properties collectively may only be deemed to constitute one Eligible Property, (2) in the event that one or more of the Boutique Properties no longer qualifies as an Eligible Property, the remaining one or more Boutique Properties may continue as one Eligible Property; (3) no other Hotel Property may be designated as a Renovating Property while any of the Boutique Properties is designated as a Renovating Property; and (4) notwithstanding the actual timing of the renovations for the Boutique Properties, each Boutique Property will again be deemed a "Seasoned Property" on the date applicable to such Boutique Property in the following table:

     -------------------------------- ------------------------------------------
     HOTEL PROPERTY                   DATE OF REVERSION TO SEASONED PROPERTY
                                      --------------------------------------
     -------------------------------- ------------------------------------------
     Canterbury Hotel                 October 1, 2002
     -------------------------------- ------------------------------------------
     Quality Hotel & Suites           October 1, 2002
     -------------------------------- ------------------------------------------
     Clarion Hampshire Hotel          April 1, 2003
     -------------------------------- ------------------------------------------
     Howard Johnson Plaza Hotel       April 1, 2003
     -------------------------------- ------------------------------------------

     "Boutique Property" means each of the following four (4) Hotel Properties
      -----------------
in the Washington, D.C. metropolitan area: Canterbury Hotel, Quality Hotel & Suites, Clarion Hampshire Hotel, and Howard Johnson Plaza Hotel, as the same may be rebranded, and "Boutique Properties" means all such Hotel Properties.

     "Business Day" means a day of the year on which banks are not required or
      ------------
authorized to close in New York City or Dallas, Texas and, if the applicable Business Day relates to any LIBOR Advances, any day other than a Saturday or Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

     "Calculated Value" means for any Hotel Property the product of (a) the
      ----------------
lesser of (i) the Adjusted NOI for such Hotel Property for the preceding Rolling Period or (ii) the actual rental payments received by the Parent or its Subsidiary under the participating lease for such Hotel Property during such Rolling Period times (b) ten (10).
                    -----

     "Capital Expenditure" means any payment made directly or indirectly for
      -------------------
the purpose of acquiring or constructing fixed assets, Real Property or equipment which in accordance with GAAP would be capitalized in the fixed asset accounts of such Person making such expenditure, including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or under any Capital Lease, but excluding repairs of Property in the normal and ordinary course of business.

     "Capitalization Event" means any sale or issuance by the Parent or any of
      --------------------
its Subsidiaries of equity securities except for the issuance of the Borrower's operating partnership units in exchange for a direct or indirect ownership interest in a Person that owns a Hotel Property.

     "Capital Lease" means, for any Person, any lease of any Property (whether
      -------------
real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capitalized Lease Obligations" means, as to any Person, the capitalized
      -----------------------------
amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

     "Cash Collateral Account" means a special cash collateral account
      -----------------------
containing cash deposited pursuant to the terms of this Agreement to be maintained at Societe Generale, New York Branch's office in accordance with
Section 8.04.

     "CERCLA" means the Comprehensive Environmental Response, Compensation,
      ------
and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

     "Closing Date" means June 26, 2001.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, and any
      ----
successor statute.

     "Commitment" means, with respect to any Bank, the amount set opposite
      ----------
such Bank's name on Schedule 1.01(a) as its Commitment, or if such Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.06(c), as such amount may be reduced pursuant to
Section 2.04.

     "Compliance Certificate" means a certificate of the Borrower in
      ----------------------
substantially the form of the attached Exhibit D.

     "Conditions to Asset Disposition" shall for any Asset Disposition include
      -------------------------------
all of the following requirements: (a) no Default has occurred and is continuing or would occur upon the consummation of such Asset Disposition, as certified by the Borrower; (b) the Borrower shall have delivered to the Administrative Agent a Property Adjustment Report in connection with such Asset Disposition; and (c) if required pursuant to the provisions of Section 2.07(c)(i), the

Borrower makes a prepayment of the Advances in an amount of not less than the amount of Advances that would need to be repaid, if any, to cure a Borrowing Base deficiency under Section 2.07(c)(i).

     "Consolidated" refers to the consolidation of the accounts of the
      ------------
Borrower with the Borrower's Subsidiaries and the Parent with the Parent's Subsidiaries, as applicable, in accordance with GAAP.

     "Control Percentage" means, with respect to any Person, the percentage of
      ------------------
the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.

     "Controlled Group" means all members of a controlled group of
      ----------------
corporations and all trades (whether or not incorporated) under common control which, together with the Parent and the Borrower, are treated as a single employer under Section 414 of the Code.

     "Convert", "Conversion", and "Converted" each refers to a conversion of
      -------    ----------        ---------
Advances of one Type into Advances of another Type pursuant to Section
2.02(b).

     "Credit Documents" means this Agreement, the Notes, the Guaranties, the
      ----------------
Environmental Indemnities, the Fee Letter, the Advisory Fee Letter, and each other agreement, instrument or document executed by the Borrower or any of its Subsidiaries at any time in connection with this Agreement.

     "Default" means (a) an Event of Default or (b) any event or condition
      -------
which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Development Property" means either (a) a new Hotel Property under
      --------------------
construction including the conversion of a non-Hotel Property into a Hotel Property or (b) an existing Hotel Property which is undergoing an expansion pursuant to which the total guest rooms for such Hotel Property will be increased by 50% or more.

     "Dollar Equivalent" means the equivalent in another currency of an amount
      -----------------
in U.S. Dollars to be determined by reference to the rate of exchange quoted by the Administrative Agent, at 12:00 Noon (Dallas, Texas time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

     "Dollars" and "$" means lawful money of the United States of America.
      -------       -

     "Domestic Lending Office" means, with respect to any Bank, the office of
      -----------------------
such Bank specified as its "Operations Contact" in the questionnaire such Bank provided to the Administrative Agent, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

     "EBITDA" means for any Person or Hotel Property, as applicable, for any
      ------
period for which such amount is being determined, an amount equal to (a) the Net Income for such Person or Hotel Property, as applicable, for such period plus (b) to the extent
                                                  ----
deducted in determining Net Income, Interest Expense, income taxes, depreciation, amortization, and other non-cash items for such period, as determined in accordance with GAAP plus (c) for the Hyatt Boston and Hyatt
                                   ----
Boston Lessee, as applicable, the Hyatt Boston Deemed Interest.

     "Effective Date" means the date all of the conditions precedent set forth
      --------------
in Section 3.01 have been satisfied.

     "Eligible Assignee" means (a) a commercial bank (or other financial
      -----------------
institution acceptable to the Administrative Agent and the Borrower) organized under the laws of the United States, or any State thereof, and having primary capital of not less than $250,000,000 and approved by the Administrative Agent and the Issuing Bank, which approvals will not be unreasonably withheld, (b) a commercial bank (or other financial institution acceptable to the Administrative Agent and the Borrower) organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000 (or its Dollar Equivalent) and approved by the Administrative Agent and the Issuing Bank, which approvals will not be unreasonably withheld,
(c) a Bank, and (d) an Affiliate of the respective assigning Bank, without approval of any Person but otherwise meeting the eligibility requirements of
(a) or (b) above.

     "Eligible Property" means, as of any Borrowing Base Determination Date,
      -----------------
any Hotel Property which is owned or leased by the Borrower or any Guarantor on such date and was so owned or leased on the date of the most recent Borrowing Base Certificate delivered to the Banks, and which satisfies the conditions to qualifying as an Eligible Property set forth in Section 3.03 on such Borrowing Base Determination Date.

     "Engineering Report" means with respect to any Hotel Property, an
      ------------------
engineering report in accordance with the scope of services attached hereto as
Schedule 1.01(e) reasonably satisfactory to the Administrative Agent prepared for the Banks by a Person set forth on Schedule 1.01(f) or otherwise satisfactory to the Administrative Agent covering the physical condition of the Hotel Property, including without limitation the structural, electrical, plumbing, mechanical and other essential components of the Hotel Property.

     "Environment" or "Environmental" shall have the meanings set forth in 42
      -----------      -------------
U.S.C. ss. 9601(8), as amended.

     "Environmental Claim" means any third party (including governmental
      -------------------
agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

     "Environmental Indemnity" means one or more environmental indemnity
      -----------------------
agreements dated of even date herewith in substantially the form of the attached Exhibit E executed or to be executed by the Borrower, the Parent and all Subsidiaries of the Borrower (excluding the

Permitted Other Subsidiaries), and any future environmental indemnities executed in connection with any Hotel Property, as any of such environmental indemnities may be amended hereafter in accordance with the terms of such agreements.

     "Environmental Law" means all Legal Requirements arising from, relating
      -----------------
to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

     "Environmental Permit" means any permit, license, order, approval or
      --------------------
other authorization under Environmental Law.

     "Environmental Report" means with respect to any Hotel Property, an
      --------------------
environmental report in accordance with the scope of services attached hereto as Schedule 1.01(g) reasonably satisfactory to the Administrative Agent prepared for the Banks by a Person set forth on Schedule 1.01(h) or otherwise satisfactory to the Administrative Agent certifying to the Administrative Agent and the Banks that the Hotel Property and the soil and the groundwater thereunder do not contain Hazardous Substances except for Permitted Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Eurocurrency Liabilities" has the meaning assigned to that term in
      ------------------------
Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

     "Exchange Act" has the meaning set forth in Section 2.04.
      ------------

     "Existing Credit Agreement" has the meaning set forth in the preliminary
      -------------------------
statements to this Agreement.

     "Existing Credit Documents" has the meaning set forth in the preliminary
      -------------------------
statements to this Agreement.

     "Existing Lenders" has the meaning set forth in the preliminary
      ----------------
statements to this Agreement.

     "Existing Letters of Credit" means the letters of credit outstanding on
      --------------------------
the date of this Agreement issued for the account of the Borrower or its Subsidiaries which are described in the attached Schedule 1.01(l), as the same may be amended, supplemented, and otherwise modified from time to time.

     "Existing Notes" means the promissory notes payable under the Existing
      --------------
Credit Agreement.

     "Event of Default" has the meaning set forth in Section 8.01.
      ----------------

     "Expiration Date" means, with respect to any Letter of Credit, the date
      ---------------
on which such Letter of Credit will expire or terminate in accordance with its terms.

     "Facilitators" means Societe Generale, Southwest Agency, Bank of
      ------------
Montreal, Chicago Branch, and Bankers Trust Company.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate
      ------------------
per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal
      ---------------------
Reserve System or any of its successors.

     "Fee Letter" means the letter agreement dated as of June ___, 2001 among
      ----------
the Borrower, the Parent, and the Facilitators.

     "FF&E" means furniture, fixtures and equipment.
      ----

     "FF&E Reserve" means, for any Person or any Hotel Property for any
      ------------
period, a reserve equal to four percent (4%) of gross revenues from any Hotel Property owned by such Person or from such Hotel Property, as applicable, for such period.

     "Fiscal Quarter" means each of the three-month periods ending on March
      --------------
31, June 30, September 30 and December 31.

     "Fiscal Year" means the twelve-month period ending on December 31.
      -----------

     "Free Cash Flow" means, for any Person for any period, the Funds From
      --------------
Operations for such period plus any amortization not included in the
                           ----
calculation of Funds From Operations less (a) the aggregate FF&E Reserves for
                                     ----
such Person and its Subsidiaries for such period, and (b) the aggregate amount of scheduled principal payments on the Total Liabilities of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity) required to be made during such period.

     "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance
      ----    ----------       ---------
Response Trust Fund, established pursuant to 42 U.S.C. ss. 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. ss. 9641
(1988), which statutory provisions have been amended or repealed by the Superfund Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to 42 U.S.C. ss. 9507.

     "Funding Deadline" means July 20, 2001.
      ----------------

     "Funds From Operations" means, for any Person for any period for which
      ---------------------
such amount is being determined, an amount equal to such Person's Net Income for such period excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment), plus depreciation and amortization of Real Property and after adjustments for unconsolidated partnerships and joint ventures, and excluding any payments made in connection with one-time charges referenced in the definition of Parent's Adjusted EBITDA.

     "Future Property" means any Hotel Property except for the Initial
      ---------------
Properties which the Borrower or any Subsidiary of the Borrower acquires.

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

     "Governmental Authority" means any foreign governmental authority, the
      ----------------------
United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Parent, the Borrower, any Subsidiaries of the Borrower or the Parent, any participating lessee, a manager or any of their respective Properties.

     "Governmental Proceedings" means any action or proceedings by or before
      ------------------------
any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

     "Guarantor" means (a) the Parent, (b) each Subsidiary which owns an
      ---------
Eligible Property, (c) each other direct or indirect Wholly-Owned Subsidiary of the Borrower (except for any direct or indirect Wholly-Owned Subsidiary which is contractually prohibited from acting as a Guarantor by the terms of any document evidencing or securing Indebtedness of the Borrower or its Subsidiaries permitted by the terms of this Agreement), and (d) each other direct or indirect Joint Venture Subsidiary or Unconsolidated Entity of the Borrower designated by the Administrative Agent (except for any such Person which is contractually prohibited from acting as a Guarantor by the terms of
(i) any document evidencing or securing Indebtedness of the Borrower or its Subsidiaries permitted by the terms of this Agreement or (ii) the organizational documents of such Person). The Guarantors on the Effective Date are identified on Schedule 1.01(i).

     "Guaranty" means one or more Guaranty and Contribution Agreements in
      --------
substantially the form of the attached Exhibit F executed by the Parent, the Borrower and all of the Subsidiaries of the Borrower (excluding the Permitted Other Subsidiaries), evidencing the joint and several guaranty by the signatories thereto of the obligations of Borrower in respect of the Credit Documents, and any future guaranty and contribution agreement executed to secure Advances except for Supplemental Guaranties, as any of such agreements may be amended hereafter in accordance with the terms of such agreements.

     "Hazardous Substance" means the substances identified as such pursuant to
      -------------------
CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radio nuclides, radioactive materials, and medical and infectious waste.

     "Hazardous Waste" means the substances regulated as such pursuant to any
      ---------------
Environmental Law.

     "Hotel Property" for any hotel means the Real Property and the Personal
      --------------
Property for such hotel, and the property referred to in Section 10.13.

     "Hotel Value" means, with respect to any Hotel Property, at any date, the
      -----------
value thereof to be calculated as follows:

          (a) For a Seasoned Property, the Calculated Value for such Seasoned Property; and

          (b) For a New Property, the Investment Amount in such New Property; provided that if the Borrower can provide the Administrative Agent financial
--------
reports for such New Property for the period prior to the acquisition of such New Property which have been reviewed by KPMG Peat Marwick L.L.P. or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, then at the Borrower's election the Hotel Value for such New Property will be the lesser of (i) the Calculated Value for such New Property or (ii) 120% of the Investment Amount in such New Property.

However, the Hotel Value of a Hotel Property owned or leased by a Joint Venture Subsidiary shall be deemed to be the Allocation Percentage of the value calculated above for such Hotel Property. The initial Hotel Value for the Initial Properties is set forth on Schedule 1.01(b) attached hereto.

     "Hyatt Boston" means the Hotel Property called the Hyatt Harborside
      ------------
Hotel, located in Boston, Massachusetts.

     "Hyatt Boston Bond Overlap Period" has the meaning set forth in Section
      --------------------------------
10.21.

     "Hyatt Boston Deemed Interest" means approximately $200,000 per year of
      ----------------------------
payments made or to be made by the Hyatt Boston Lessee under the Hyatt Boston Lease which terminate upon the redemption of the Hyatt Boston Existing Bonds.

     "Hyatt Boston Existing Bonds" means Massachusetts Port Authority Special
      ---------------------------
Project Revenue Bonds, Series 2001-A (Tax Exempt) and 2001-B (Taxable) issued by the Hyatt Boston Issuer.

     "Hyatt Boston Issuer" means the Massachusetts Port Authority.
      -------------------

     "Hyatt Boston Lease" means that certain Amended and Restated Ground
      ------------------
Lease, by and between the Hyatt Boston Issuer and the Hyatt Boston Lessee, as amended.

     "Hyatt Boston Lessee" means LHO Harborside Hotel, LLC.
      -------------------

     "Improvements" for any hotel means all buildings, structures, fixtures,
      ------------
tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to the Land for such hotel; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

     "Indebtedness" means (without duplication), at any time and with respect
      ------------
to any Person, (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables, accruals or bank drafts arising in the ordinary course of business);
(b) indebtedness of others in the amount which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor or for which such Person is liable as a partner of such Person; (c) indebtedness of others in the amount secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness; (d) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables or bank drafts arising in the ordinary course); (e) obligations of such Person under Capital Leases; and (f) obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect against fluctuations in interest rates.

     "Initial Properties" means collectively the Hotel Properties listed on
      ------------------
Schedule 1.01(b), and "Initial Property" means any of such Hotel Properties.
                       ----------------

     "Interest Expense" means, for any Person for any period for which such
      ----------------
amount is being determined, the total interest expense (including that properly attributable to Capital Leases in accordance with GAAP) and all charges incurred with respect to letters of credit determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such
                                            ----
Person and its Subsidiaries plus for the Hyatt Boston Lessee, the Hyatt Boston
                            ----
Deemed Interest.

     "Interest Period" means, for each LIBOR Advance comprising part of the
      ---------------
same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02. The duration of each such Interest Period shall be one, two, three, six, nine or twelve months, in each case as the Borrower may select, upon notice received by the Administrative Agent not later than 12:00 Noon (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, provided, however, that:
                      --------  -------

     (a) Interest Periods for Advances of the same Borrowing shall be of the same duration;

     (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such
                                                       --------
extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

     (c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

     (d) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and

     (e) no Interest Period with respect to any portion of any Advance shall extend beyond the Maturity Date.

     "Interest Rate Agreements" means any interest rate swap agreement,
      ------------------------
interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower, the Parent or any of their respective Subsidiaries against fluctuations in interest rates.

     "Investment" means, with respect to any Person, (a) any loan or advance
      ----------
to any other Person, (b) the ownership, purchase or other acquisition of, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, (i) any other Person, or (ii) all or substantially all of the assets of any other Person, or (iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, or (c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person or any real property.

     "Investment Amount" means (a) for any Hotel Property the sum of (i) for
      -----------------
any Initial Property, the amount set forth for such Initial Property on
Schedule 1.01(b) attached hereto, and for any other Hotel Property, the aggregate purchase price paid by the Borrower or its Subsidiary for such other Hotel Property (giving effect to any securities used to purchase a Hotel Property at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into the Parent's common stock assuming such exchange occurred on the date of acquiring the Hotel Property), and (ii) 95% of (A) the actual cost of any Capital Expenditures or FF&E expenditures for such Hotel Property made by the Borrower or its

Subsidiaries during any period minus (B) the FF&E Reserve for such Hotel Property for such period, and (b) for any other Investment the aggregate purchase price paid by the Borrower or its Subsidiary for such other Investment (giving effect to any securities used to purchase such Investment at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into the Parent's common stock assuming such exchange occurred on the date of acquiring such Investment).

     "Issuing Bank" means Societe Generale, Southwest Agency; any Bank
      ------------
approved by the Administrative Agent and the Borrower as an "Issuing Bank"; or any Bank acting as a successor issuing bank pursuant to Section 9.06, and "Issuing Banks" means, collectively, all of such Banks.
 -------------

     "Joint Venture Subsidiary" of a Person means any Subsidiary of such
      ------------------------
Person which is controlled and managed by such Person, except for a Wholly-Owned Subsidiary.

     "Land" for any hotel means the real property upon which the hotel is
      ----
located, together with all rights, title and interests appurtenant to such real property, including without limitation all rights, title and interests to
(a) all strips and gores within or adjoining such property, (b) the streets, roads, sidewalks, alleys, and ways adjacent thereto, (c) all of the tenements, hereditaments, easements, reciprocal easement agreements, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, (d) all reversions and remainders, (e) all air space rights, and all water, sewer and wastewater rights, (e) all mineral, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, and (f) all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto.

     "LaSalle Leasing" means LaSalle Hotel Lessee, Inc.
      ---------------

     "Legal Requirement" means any law, statute, ordinance, decree,
      -----------------
requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     "Letter of Credit" means, individually, any letter of credit issued by
      ----------------
the Issuing Bank in accordance with the provisions of Section 2.13 of this Agreement including any Existing Letter of Credit, and "Letters of Credit"
                                                        -----------------
means all such letters of credit collectively.

     "Letter of Credit Documents" means, with respect to any Letter of Credit,
      --------------------------
such Letter of Credit and any reimbursement or other agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

     "Letter of Credit Exposure" means, at any time, the sum of (a) the
      -------------------------
aggregate undrawn maximum face amount of each Letter of Credit and (b) the aggregate unpaid amount of all Letter of Credit Obligations at such time.

     "Letter of Credit Obligations" means all obligations of the Borrower
      ----------------------------
arising in respect of the Letter of Credit Documents, including without limitation the aggregate drawn amounts of Letters of Credit which have not been reimbursed by the Borrower or converted into an Adjusted Base Rate Advance pursuant to the provisions of Section 2.13(c).

     "Leverage Ratio" means the percentage obtained by dividing (a) the
      --------------
Parent's Total Liabilities by (b) the Parent Aggregate Asset Value.

     "LIBOR" means, for the Interest Period for each LIBOR Advance comprising
      -----
part of the same Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to (A) the rate per annum at which deposits in Dollars are offered by the Administrative Agent to leading banks and accepted by leading banks in the London interbank eurodollar market at approximately 12:00 Noon (London time) two (2) Business Days before the first day of such Interest Period, in an amount substantially equal to the Administrative Agent's LIBOR Advance comprising part of such Borrowing and for a period equal to such Interest Period divided by (B) one minus the LIBOR Reserve Requirement. It is agreed that for purposes of this definition, LIBOR Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

     "LIBOR Advance" means any Advance which bears interest as provided in
      -------------
Section 2.06(b).

     "LIBOR Lending Office" means, with respect to any Bank, the office of
      --------------------
such Bank specified as its "Operations Contact" in the questionnaire such Bank provided to the Administrative Agent, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

     "LIBOR Reserve Requirement" shall mean, on any day, that percentage
      -------------------------
(expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to the Administrative Agent (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined as Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or other category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Advance is determined or any category or extensions of credit which includes loans by a non-United States office of the Administrative Agent to United States residents). Each determination by the Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

     "Lien" means any mortgage, lien, pledge, charge, deed of trust, security
      ----
interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise

(including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

     "Liquid Investments" means cash and the following:
      ------------------

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States;

     (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Bank or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's, and (ii) commercial paper issued by (A) any Bank or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by the rating service of S&P or not less than "P-2" (or the then equivalent) by the rating service of Moody's, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Administrative Agent;

     (c)  repurchase agreements relating to investments described in clauses
(a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's; and

     (d) such other instruments (within the meaning of New York's Uniform Commercial Code) as the Borrower may request and the Administrative Agent may approve in writing, which approval will not be unreasonably withheld.

     "Material Adverse Change" shall mean a material adverse change in the
      -----------------------
business, financial condition, or results of operations of the Borrower, the Parent or any Guarantor, in each case since the date of the most recent financial statements of the Borrower or the Parent delivered to the Banks.

     "Maturity Date" means December 31, 2003.
      -------------

     "Maximum Rate" means the maximum nonusurious interest rate under
      ------------
applicable law.

     "Minimum Tangible Net Worth" means, with respect to the Parent, at any
      --------------------------
time, the sum of (a) $210,000,000 plus (b) 75% of the aggregate net proceeds
                                  ----
received by the Parent or any of its Subsidiaries after the Closing Date in connection with any offering of Stock or Stock Equivalents of the Parent or its Subsidiaries, plus (c) 75% of the value of any partnership
                  ----
interests in Borrower issued after the Closing Date for the acquisition of a Hotel Property or any interest in a Hotel Property permitted hereunder.

     "Moody's" means Moody's Investor Service Inc.
      -------

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA to which the Parent, the Borrower or any member of a Controlled Group is making or accruing an obligation to make contributions.

     "Net Cash Proceeds" means (a) the aggregate cash proceeds (including,
      -----------------
without limitation, insurance proceeds) received by the Parent, the Borrower or any of their respective Subsidiaries (as applicable) in connection with any Asset Disposition or Capitalization Event, minus (b) the reasonable expenses
                                           -----
of such Person in connection with such Asset Disposition or such Capitalization Event.

     "Net Income" means, for any Person or Hotel Property for any period for
      ----------
which such amount is being determined, the net income of such Person (on a consolidated basis) or Hotel Property, as applicable, after taxes, as determined in accordance with GAAP, excluding, however, extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (ii) any write-up or write-down of assets; provided that to the extent that the Net Income for any Hotel Property does
--------
not include a reasonable allocation of administrative, accounting or other overhead of the Person or Persons who directly or indirectly own or lease such Hotel Property which directly pertains to the operation of Hotel Properties, then such allocation amount shall be deemed subtracted from such Net Income for purposes of the financial tests and other definitions contained in this Agreement which utilize Hotel Property Net Income.

     "Net Worth" means, for any Person, stockholders equity of such Person
      ---------
determined in accordance with GAAP.

     "New Property" means, as at any date, any Hotel Property (including a
      ------------
Renovating Property) that is not a Seasoned Property.

     "Note" means a promissory note of the Borrower payable to the order of
      ----
any Bank, in substantially the form of the attached Exhibit A, evidencing indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank, and "Notes" means all of such promissory notes.
                -----

     "Notice of Borrowing" means a notice of borrowing in the form of the
      -------------------
attached Exhibit G signed by a Responsible Officer of the Borrower.

     "Notice of Conversion or Continuation" means a notice of conversion or
      ------------------------------------
continuation in the form of the attached Exhibit H signed by a Responsible Officer of the Borrower.

     "Obligations" means all Advances, Letter of Credit Obligations, and other
      -----------
amounts payable by the Borrower to the Administrative Agent or the Banks under the Credit Documents.

     "Parent" means LaSalle Hotel Properties, a Maryland trust.
      ------

     "Parent Aggregate Asset Value" means the sum of (a) the aggregate Hotel
      ----------------------------
Value of the Parent Hotel Properties which meet the Parent Hotel Property Requirements, (b) the Parent's and the Parent's Subsidiaries' Liquid Investments, (c) for Investments in Unconsolidated Entities which are in the form of loans to such Unconsolidated Entities, the Investment Amount of all such Investments and (d) for Investments in Unconsolidated Entities which are not in the form of loans to such Unconsolidated Entities, the aggregate sum of the products obtained by multiplying the Hotel Value for each Hotel Property owned or leased by an Unconsolidated Entity by the Parent's Unconsolidated Entity Percentage for such Unconsolidated Entity.

     "Parent Common Stock" means the common shares of beneficial interest of
      -------------------
Parent, par value $.01 per share.

     "Parent Hotel Properties" means all Hotel Properties owned or leased by
      -----------------------
the Parent or one of the Parent's Subsidiaries, including without limitation Eligible Properties.

     "Parent Hotel Property Requirements" means (a) that all Parent Hotel
      ----------------------------------
Properties are (i) in either the United States of America or an Approved Other Country and (ii) either (A) full service hotels primarily located in a resort, convention or urban market or (B) limited service hotels primarily located in an urban market, (b) that all Parent Hotel Properties would not, if all were deemed Eligible Properties, cause a material variation to the Borrowing Base Requirements, (c) no Parent Hotel Property has a Hotel Value which exceeds 25% of the difference of (i) the Parent Aggregate Asset Value minus (ii) to the
                                                          -----
extent added in determining the Parent Aggregate Asset Value, the amount of Liquid Investments, (d) no Parent Hotel Property is subject to a ground lease which fails in a material way to qualify as a Qualified Ground Lease, and (e) no Parent Hotel Property (i) fails to comply in any material respect with all applicable Environmental Laws, and (ii) is subject to any material Environmental Claim, all as evidenced by an Environmental Report for such Parent Hotel Property delivered by the Parent to the Administrative Agent.

     "Parent's Adjusted EBITDA" means, for the Parent and the Parent's
      ------------------------
Subsidiaries on a Consolidated basis for any period, (a) the EBITDA for such period plus (b) to the extent deducted in determining EBITDA, any one-time
       ----
charges on of before December 31, 2001 which in the aggregate do not exceed $1,800,000 and which are (i) taken in connection with the acquisition of the stock of LaSalle Leasing or a write-off of intangible assets pertaining to LaSalle Leasing or (ii) otherwise approved by the Administrative Agent less
                                                                       ----
(c) the aggregate FF&E Reserves for such period in respect of each Hotel Property owned by the Parent or its Subsidiaries (whether located on land owned by or land leased to such owner of the Hotel Property).

     "Parent's Fixed Charge Coverage Ratio" means, as of the end of any
      ------------------------------------
Rolling Period, a ratio of (a) the Parent's Adjusted EBITDA for such Rolling Period to (b) the Parent's Fixed Charges for such Rolling Period.

     "Parent's Fixed Charges" means, for the period for which such amount is
      ----------------------
being determined, the sum of the following amounts for the Parent and the Parent's Subsidiaries on a Consolidated basis: (a) the amount (without duplication) of all mandatory principal payments scheduled to be made (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity), (b) Parent's Interest Expense, (c) all payments scheduled to be made in respect of Capital Leases, and (d) all preferred stock dividends.

     "Parent's Interest Coverage Ratio" means, as of the end of any Rolling
      --------------------------------
Period, a ratio of (a) Parent's Adjusted EBITDA for such Rolling Period to (b) the Parent's Interest Expense for such Rolling Period.

     "Parent's Interest Expense" means, for the period for which such amount
      -------------------------
is being determined, the Interest Expense for the Parent and the Parent's Subsidiaries on a Consolidated basis.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permitted Encumbrances" means the Liens permitted to exist pursuant to
      ----------------------
Section 6.01.

     "Permitted Hazardous Substances" means (a) Hazardous Substances,
      ------------------------------
petroleum and petroleum products which are (i) used in the ordinary course of business and in typical quantities for a hotel and (ii) generated, used and disposed of in accordance with all Legal Requirements and good hotel industry practice and (b) non-friable asbestos to the extent (i) that no applicable Legal Requirements require removal of such asbestos from the Hotel Property and (ii) such asbestos is encapsulated in accordance with all applicable Legal Requirements and such reasonable operations and maintenance program as may be required by the Administrative Agent.

     "Permitted Hotel Sale" means the Asset Disposition of all, but not a
      --------------------
portion, of (a) a Hotel Property or (b) the ownership interest in a Subsidiary of the Borrower which owns a Hotel Property, in either case for which the Conditions to Asset Disposition are satisfied or will be satisfied within the time periods required under this Agreement.

     "Permitted Non-Eligible Property" means any Hotel Property (a) which
      -------------------------------
either (i) does not satisfy the conditions to qualifying as an Eligible Property set forth in Section 3.03, (ii) has not been submitted to the Banks as a potential Eligible Property or (iii) has been removed as an Eligible Property by the Borrower; (b) which is owned by a Permitted Other Subsidiary;
(c) which neither is subject to any Environmental Claim, nor contains any Hazardous Substance which could reasonably be expected to cause a Material Adverse Change as evidenced by an Environmental Report delivered to the Administrative Agent at least 10 days prior to the acquisition of such Hotel Property by Borrower or one of Borrower's Subsidiaries; and (d) which, with all other Parent Hotel Properties, will not cause a violation of the Parent Hotel Property Requirements.

     "Permitted Other Subsidiaries" means a Wholly-Owned Subsidiary or a Joint
      ----------------------------
Venture Subsidiary of the Borrower which (a) does not own any Eligible Property, and (b) is a bankruptcy remote, single purpose Person.

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

     "Personal Property" for any Hotel Property means all FF&E, inventory and
      -----------------
other personal property of every kind, whether now existing or hereafter acquired, tangible and intangible, now or hereafter located on or about the Land, and used or to be used in the future in connection with the operation of such Hotel Property.

     "Plan" means an employee benefit plan (other than a Multiemployer Plan)
      ----
maintained for employees of the Parent, the Borrower or any member of a Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     "Preliminary Property Plan" means for any Hotel Property, the preliminary
      -------------------------
financial projections of the Capital Expenditures and the expenditures for FF&E for such Hotel Property in connection with a renovation or expansion (but not maintenance) of such Hotel Property, as such projections may be amended by the Borrower from time to time.

     "Prime Rate" means a fluctuating interest rate per annum as shall be in
      ----------
effect from time to time equal to the rate of interest publicly announced by the Administrative Agent as its prime commercial lending rate (which may not be the lowest rate offered to its customers), whether or not the Borrower has notice thereof.

     "Property" of any Person means any property or assets (whether real,
      --------
personal, or mixed, tangible or intangible) of such Person.

     "Property Adjustment Report" means a certificate of the Borrower in
      --------------------------
substantially the form of the attached Exhibit I.

     "Property Information" for any Hotel Property means the information and
      --------------------
documentation for such Hotel Property listed in Sections 3.03(f), 3.03(g), 3.03(j)(i)-(iii) and (v) and a commitment for a title policy for such Hotel Property, together with a legible copy of all documents referred to in such commitment.

     "Property Owner" for any Initial Property or Future Property, means the
      --------------
Person who owns fee or leasehold title interest (as applicable) in, and to such Property.

     "Pro Rata Share" means, at any time with respect to any Bank, either (a)
      --------------
the ratio (expressed as a percentage) of such Bank's Commitment at such time to the aggregate Commitments at such time or (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances and participation interest in the Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Banks at such time.

     "Prescribed Forms" means such duly executed form(s) or statement(s), and
      ----------------
in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes (except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation).

     "Public Offering" means the initial public offering of approximately
      ---------------
14,200,000 shares of Parent Common Stock.

     "Qualified Ground Lease" means each of the ground leases or subground
      ----------------------
leases set forth on Schedule 1.01(j) hereto and for a Future Property means any ground lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre-defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least twenty (20) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, (f) which contains lender protection provisions acceptable to the Administrative Agent, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease and (g) which is otherwise acceptable in form and substance to the Administrative Agent.

     "Real Property" for any hotel means the Land and the Improvements for
      -------------
such hotel, including without limitation, parking and other ancillary functions necessary for the operation of such hotel.

     "Register" has the meaning set forth in paragraph (c) of Section 10.06.
      --------

     "REIT" means a real estate investment trust under Sections 856-860 of the
      ----
Code.

     "Release" shall have the meaning set forth in CERCLA or under any other
      -------
Environmental Law.

     "Renovating Property" means a Hotel Property (a) that has been designated
      -------------------
as such in writing by the Borrower to the Administrative Agent, and (b) with respect to which a renovation (i) was commenced consisting of alterations, remodeling and other similar work having an aggregate cost exceeding ten percent (10%) of the Investment Amount in such Hotel Property and (ii) was completed, or is reasonably expected to be completed, within twenty-four (24) months of the commencement of such renovation; provided that, except as
                                               --------
provided in the definition of "Borrowing Base Requirements", the Borrower shall only be able to designate (y) one (1) Hotel Property as a Renovating Property at any one time and (z) a Hotel Property as a Renovating Property only during the Fiscal Quarters for which the renovation is occurring (not exceeding eight (8) Fiscal Quarters) and the Rolling Period following such period.

     "Reportable Event" means any of the events set forth in Section 4043(b)
      ----------------
of ERISA.

     "Required Lenders" means, at any time, Banks holding at least 51% of the
      ----------------
then aggregate unpaid principal amount of the Notes and the Letter of Credit Exposure of the Banks at such time, or, if no such principal amount of the Notes and Letter of Credit Exposure is then outstanding, Banks having at least 51% of the aggregate amount of the Commitments at such time.

     "Required Work" means, for the Boutique Properties and any Future
      -------------
Property which the Borrower requests be an Eligible Property, the work agreed upon by the Borrower and the Administrative Agent, if any, as the Required Work for the Boutique Properties or such Future Property, as applicable.

     "Response" shall have the meaning set forth in CERCLA or under any other
      --------
Environmental Law.

     "Responsible Officer" means the Chief Executive Officer, President,
      -------------------
Executive Vice President, Chief Operating Officer, Chief Financial Officer, or Treasurer of any Person.

     "Restricted Payment" means (a) any direct or indirect payment,
      ------------------
prepayment, redemption, purchase, or deposit of funds or Property for the payment (including any sinking fund or defeasance), prepayment, redemption or purchase of Indebtedness not permitted by this Agreement, and (b) the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition of, any shares of any capital stock, any limited liability company interests or any partnership interests of such Person, other than dividends or distributions payable in such Person's stock, limited liability company interests or any partnership interests.

     "Rolling Period" means, as of any date, the four Fiscal Quarters ending
      --------------
immediately preceding such date.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill,
      ---
Inc., or any successor thereof.

     "Seasoned Property" means, as at any date, a Hotel Property (excluding
      -----------------
any Renovating Property) that has been owned for four (4) or more Fiscal Quarters, by the Parent or by a Person that has been a Subsidiary of the Parent during such entire period.

     "Secured Non-Recourse Indebtedness" of any Person means all Indebtedness
      ---------------------------------
of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided,
                                                                 --------
however, that personal recourse of a holder of Indebtedness against any
-------
obligor with respect thereto for fraud, misrepresentation, misapplication of cash, non-payment of real estate taxes or ground lease rent, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Secured Non-Recourse Indebtedness, provided further that if a personal recourse claim is made in connection
-------- ------- ----
therewith, such claim shall not constitute Secured Non-Recourse Indebtedness for the purposes of this Agreement.

     "Secured Recourse Indebtedness" of any Person means any Total Liabilities
      -----------------------------
(excluding any Secured Non-Resource Indebtedness) of such Person for which the obligations thereunder are secured by a Lien on any assets of such Person or its Subsidiaries.

               [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     "Status" means the existence of Level I Status, Level II Status, Level
      ------
III Status, Level IV Status, or Level V Status as the case may be. As used in this definition:

          "Level I Status" exists at any date if, at such date, the Leverage
           --------------
     Ratio is less than or equal to 35%;

          "Level II Status" exists at any date if, at such date, the Leverage
           ---------------
     Ratio is greater than 35% but less than or equal to 40%;

          "Level III Status" exists at any date if, at such date, the Leverage
           ----------------
     Ratio is greater than 40% but less than or equal to 45%;

          "Level IV Status" exists at any date if, at such date, the Leverage
           ---------------
     Ratio is greater than 45% but less than or equal to 50%; and

          "Level V Status" exists at any date if, at such date, the Leverage
           --------------
     Ratio is greater than 50%.

Status shall be determined and changed as of the 45th day following any Fiscal Quarter. The Leverage Ratio shall be based upon the components of the calculation of the Leverage Ratio for the Rolling Period just ended or as of the end of such Rolling Period, as applicable.

     "Stock" means shares of capital stock, beneficial or partnership
      -----
interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

     "Stock Equivalents" means all securities (other than Stock) convertible
      -----------------
into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

     "Subsidiary" of a Person means any corporation, association, partnership
      ----------
or other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

     "Supplemental Guarantor" means any partner of the Borrower except for the
      ----------------------
Parent or the Guarantors that executes a Supplemental Guaranty.

     "Supplemental Guaranty" means any future assumption of liability in a
      ---------------------
form reasonably acceptable to the Administrative Agent executed by a Supplemental Guarantor to secure Advances, as such future supplemental guaranties may be amended hereafter in accordance with their terms.

     "Termination Event" means (a) the occurrence of a Reportable Event with
      -----------------
respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Parent, the Borrower or any of a Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Total Commitments" means the aggregate amount of the Banks' Commitments
      -----------------
which shall initially be Two Hundred Ten Million Dollars ($210,000,000); as such amount may be increased pursuant to the provisions of Section 1.06 or decreased pursuant to the provisions of Section 2.04 or other applicable provisions of this Agreement.

     "Total Liabilities" of any Person means the sum of the following (without
      -----------------
duplication): (a) all Indebtedness of such Person and its Subsidiaries determined on a Consolidated basis in conformity with GAAP, plus (b) such
                                                            ----
Person's Unconsolidated Entity Percentage of Indebtedness (including Secured Non-Recourse Indebtedness) of such Person's Unconsolidated Entities, plus (c)
                                                                     ----
to the extent not already included in the calculation of either of the preceding clauses (a) or (b), the aggregate amount of letters of credit for which such Person or any of its Subsidiaries would have a direct or contingent obligation to reimburse the issuers of such letters of credit upon a drawing under such letters of credit minus (d) to the extent included in the
                             -----
calculation of any of the preceding clauses (a), (b) or (c), (i) trade payables and accruals incurred in the ordinary course of business, (ii) the amount of any minority interests and (iii) Capital Lease Obligations for a ground lease for any Hotel Property for which the annual rental payments for such ground lease do not exceed 30% of the Adjusted NOI for such Hotel Property.

     "Type" has the meaning set forth in Section 1.04.
      ----

     "Unconsolidated Entity" means, with respect to any Person, at any date,
      ---------------------
any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting or as a loan or advance to the other Person, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

     "Unconsolidated Entity Percentage" means, for any Person, with respect to
      --------------------------------
a Person's Unconsolidated Entity, the percentage ownership interest of such Person in such Unconsolidated Entity; provided that, in the event that such
                                      --------
Person is the general partner of such Unconsolidated Entity, such Person's Unconsolidated Entity Percentage with respect to such Unconsolidated Entity shall be 100% with respect to any Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity (provided that such Indebtedness shall not be deemed to be recourse to such general partner solely because of certain customary carveouts to non-recourse Indebtedness); provided
                                                                      --------
further that when the Investment in an Unconsolidated
-------

Entity is in the form of preferred stock or a loan or advance, the Unconsolidated Entity Percentage shall be a percentage equal to (a) the amount of such Investment divided by (b) the aggregate amount of the Investments by
                   -------
all Persons in the Unconsolidated Entity.

     "Unencumbered" means, with respect to any Hotel Property, at any date of
      ------------
determination, the circumstance that such Hotel Property on such date:

          (a) is not subject to any Liens (including restrictions on transferability or assignability) of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of the Borrower or any of its Subsidiaries, but excluding Permitted Encumbrances and, in the case of any Qualified Ground Lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such Qualified Ground Lease);

          (b) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the Borrower or any of its Subsidiaries) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon such Hotel Property, other than Permitted Encumbrances (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Borrower or its Subsidiaries); and

          (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on such Hotel Property, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause).

For the purposes of this Agreement, any Hotel Property owned by a Subsidiary of the Borrower shall not be deemed to be Unencumbered unless both (i) such Hotel Property and (ii) all Stock owned directly or indirectly by Borrower in such Subsidiary is Unencumbered.

     "Unsecured Indebtedness" of any Person means the Total Liabilities of
      ----------------------
such Person minus the sum of the Secured Recourse Indebtedness and Secured
            -----
Non-Recourse Indebtedness of such Person.

     "Unsecured Interest Coverage Ratio" means, as of the end of any Rolling
      ---------------------------------
Period, a ratio of (a) the amount of (i) the aggregate Adjusted NOI for all Eligible Properties for such Rolling Period minus (ii) for any Eligible
                                            -----
Property the Adjusted NOI attributable to the period of time prior to a Hotel Property qualifying as an Eligible Property plus (iii) for any previous
                                            ----
Eligible Property that no longer qualifies as an Eligible Property during such Rolling Period the Adjusted NOI for such Hotel Property for the portion of such Rolling Period that such Hotel Property qualified as an Eligible Property to (b) the portion of Parent's Interest Expense attributable to Unsecured Indebtedness for such Rolling Period.

     "Wholly-Owned Subsidiary" of a Person means any Subsidiary for which such
      -----------------------
Person's ownership interest is 99% or more.

     Section 1.02   Computation of Time Periods. In this Agreement in the
                    ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     Section 1.03   Accounting Terms; Changes in GAAP.
                    ---------------------------------

          (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis.

          (b) Unless otherwise indicated, all financial statements of the Borrower and the Parent, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.01 shall be based upon the Consolidated accounts of the Borrower, the Parent and their respective Subsidiaries (as applicable) in accordance with GAAP.

          (c) If any changes in accounting principles after June 30, 2001 required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries (determined on a Consolidated basis) shall be the same after such change as if such change had not been made.

     Section 1.04   Types of Advances. Advances are distinguished by "Type".
                    -----------------
The "Type" of an Advance refers to the determination whether such Advance is a LIBOR Advance or Base Rate Advance, each of which constitutes a Type.

     Section 1.05   Miscellaneous. Article, Section, Schedule and Exhibit
                    -------------
references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

     Section 1.06   Amendment and Restatement; Commitment Increases. The parties
                    -----------------------------------------------
hereto agree to use reasonable efforts to accomplish the matters set forth in the preliminary statements of this Agreement and, without limitation, agree to the following:

          (a) For each Bank which does not have an Existing Note, the Borrower will execute a Note payable to such Bank in the amount of such Bank's Commitment which Note will constitute the Note the Borrower is obligated to deliver to such Bank as provided in Section 3.01.

          (b) For each Bank which has an Existing Note, the Borrower will execute a Note payable to such Bank in the amount of such Bank's Commitment which Note (i) will replace in its entirety such Bank's Existing Note and either increase or decrease, as applicable, the Indebtedness evidenced by the Existing Note and (ii) constitute the Note the Borrower is obligated to deliver to such Bank as provided in Section 3.01.

          (c) The Borrower shall be entitled to request that the Total Commitments be increased to an amount not exceeding Three Hundred Million Dollars ($300,000,000); provided that (i) no Default then exists, (ii) the
                        --------
Borrower gives the Banks thirty (30) days prior written notice of such election, (iii) no Bank shall be obligated to increase such Bank's Commitment without such Bank's written consent which may be withheld in such Bank's sole discretion, (iv) the Borrower, not the Banks or the Administrative Agent, is responsible for arranging for Persons to provide the additional Commitment amounts; and (v) any Person providing any additional Commitment amount must qualify as an Eligible Assignee and be reasonably acceptable to the Administrative Agent if such Person is not already a Bank. In connection with any such increase in the Total Commitments the parties shall execute any documents reasonably requested in connection with or to evidence such increase, including without limitation an amendment to this Agreement.

          (d) On the date ("Funding Date") the conditions precedent set forth in Section 3.01 are satisfied, or, in connection with any future increase in the Total Commitments permitted by this Agreement, the date designated by the Administrative Agent, the Banks whose Commitments have increased in connection with this Agreement or such future increase in the Total Commitments, as applicable, shall fund to the Administrative Agent such amounts as may be required to cause each of them to hold its Pro Rata Share of Advances based upon the Commitments as of such Funding Date, and the Administrative Agent shall distribute the funds so received to the other Banks in such amounts as may be required to cause each of them to hold its Pro Rata Share of Advances as of such Funding Date. The Banks and the Existing Lenders, as applicable, receiving such amounts to be applied to LIBOR Advances may demand payment of the breakage costs under Section 2.08 as though Borrower had elected to prepay such LIBOR Advances on such date and the Borrower shall pay the amount so demanded as provided in Section 2.08. The first payment of interest and letter of credit fees received by the Administrative Agent after such Funding Date shall be paid to the Banks in amounts adjusted to reflect the adjustments of their respective Pro Rata Shares of the Advances as of the Funding Date. On the Funding Date each Bank shall be deemed to have either sold or purchased, as applicable, participations in the Letter of Credit Exposure sold to the Banks pursuant to Section 2.13(b) of the Original Credit Agreement so that upon consummation of all such sales and purchases each Bank holds participations in the Letter of Credit Exposure equal to such Bank's Pro Rata Share of the total Letter of Credit Exposure as of such Funding Date.

                                  ARTICLE II

                    THE ADVANCES AND THE LETTERS OF CREDIT

     Section 2.01   The Advances. Each Bank severally agrees, on the terms and
                    ------------
conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day up to 30 days prior to the Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Bank's Commitment less such Bank's Pro Rata Share of the Letter of Credit
                       ----
Exposure at such time. The aggregate amount of all outstanding Advances and Letter of Credit Exposure at any time may not exceed either the lesser of (i) the Total Commitments at such time or (ii) the Borrowing Base at such time. Within the limits of each Bank's Commitment and the Borrowing Base limitation set forth above, the Borrower may from time to time prepay pursuant to Section 2.07 and reborrow under this Section 2.01. Notwithstanding any notice requirement in this Agreement to the contrary, for the initial Advance only the Banks and the Borrower agree that if the conditions precedent for the initial Advance set forth in Section 3.01 are satisfied on or prior to June 29, 2001, the initial Advance shall be on June 29, 2001 and shall be a LIBOR Advance if requested by the Borrower.

     Section 2.02   Method of Borrowing.
                    -------------------

          (a) Notice. Each Borrowing shall be made by telephone (promptly
              ------
confirmed in writing on the same day) pursuant to a Notice of Borrowing, given not later than 12:00 Noon (Dallas, Texas time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of LIBOR Advances, or (ii) on the Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give each Bank prompt notice on the day of receipt of such timely telephone call or Notice of Borrowing of such proposed Borrowing by telecopier. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of LIBOR Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of LIBOR Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under
Section 2.06(b). Each Bank shall, before 12:00 Noon (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in
Section 10.02, or such other location as the Administrative Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Borrowing. Upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or to such other account as the Borrower shall specify to the Administrative Agent in writing.

          (b) Conversions and Continuations. In order to elect to Convert or
              -----------------------------
continue Advances comprising part of the same Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent's office no later than 12:00 Noon (Dallas, Texas time) (i) on the date which is at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of LIBOR Advances and (ii) on the Business Day prior to the proposed conversion date in the case of a Conversion to a Borrowing comprised of Base Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the Borrowing amount and Type of the Advances to be Converted or continued, (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (iv) in the case of a Conversion to, or a continuation of, LIBOR Advances, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a continuation of LIBOR Advances, notify each Bank of the applicable interest rate under Section 2.06(b). For purposes other than the conditions set forth in Section 3.02, the portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing. If the Borrower shall fail to specify an Interest Period for a LIBOR Advance including the continuation of a LIBOR Advance, the Borrower shall be deemed to have selected a Base Rate Advance.

          (c) Certain Limitations. Notwithstanding anything in paragraphs (a)
              -------------------
and (b) above:

               (i) in the case of LIBOR Advances each Borrowing shall be in an aggregate amount of not less than $1,000,000 or greater multiples of $100,000;

               (ii) except for Borrowings for the acquisition by the Borrower or its Subsidiary of Investments permitted under Sections 6.07 (c) and (d), the Borrower may not request Borrowings on more than three days in any calendar month.

               (iii) at no time shall there be more than eight (8) Interest Periods applicable to outstanding LIBOR Advances;

               (iv) the Borrower may not select LIBOR Advances for any Borrowing to be made, Converted or continued if a Default has occurred and is continuing;

               (v) if any Bank shall, at any time prior to the making of any requested Borrowing comprised of LIBOR Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to make LIBOR Advances or to fund or maintain LIBOR Advances, then such Bank's Pro Rata Share of such Borrowing shall be made as a Base Rate Advance, provided that such Base Rate Advance shall be considered part of the same Borrowing and interest on such Base Rate Advance shall be due and payable at the same time that interest on the LIBOR Advances comprising the remainder of such Borrowing shall be due and payable; and such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank;

               (vi) if the Administrative Agent is unable to determine the LIBOR for LIBOR Advances comprising any requested Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

               (vii) if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the LIBOR for LIBOR Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective LIBOR Advances, as the case may be, for such Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

               (viii) if the Borrower shall fail to select the duration or continuation of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Converted into Base Rate Advances.

          (d) Notices Irrevocable. Each Notice of Borrowing and Notice of
              -------------------
Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense incurred by such Bank as a result of any condition precedent for Borrowing set forth in Article III not being satisfied for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (e) Administrative Agent Reliance. Unless the Administrative Agent
              -----------------------------
shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Bank and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on each such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for each such day. If such Bank shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

          (f) Bank Obligations Several. The failure of any Bank to make the
              ------------------------
Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

          (g) Notes. The indebtedness of the Borrower to each Bank resulting
              -----
from Advances owing to such Bank shall be evidenced by the Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit A.

     Section 2.03   Fees.
                    ----

          (a) Commitment Fees. For the period from the Effective Date to but
              ---------------
excluding the Maturity Date the Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily amount by which such Bank's Commitment exceeds the sum of such Bank's outstanding Advances and Pro Rata Share of the Letter of Credit Exposure at a rate per annum equal to the Applicable Margin based upon a 360-day year. Such fees shall be due and payable quarterly in arrears (i) on the date which is 30 days following the last Business Day of each March, June, September and December and (ii) on the Maturity Date.

          (b) Letter of Credit Fees. The Borrower agrees to pay to the
              ---------------------
Administrative Agent for the benefit of the Banks, fees in respect of all Letters of Credit outstanding at a rate per annum equal to the Applicable Margin calculated based upon a 360-day year and in respect of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable quarterly in arrears (i) on the date which is 30 days following the last Business Day of each March, June, September and December and (ii) on the Maturity Date. In addition, the Borrower agrees to pay to the Issuing Bank for its own account a fee on the average daily amount of the aggregate undrawn maximum face amount of each Letter of Credit issued by such Issuing Bank at a rate per annum equal to .125%, such fees due and payable quarterly in arrears (i) on the date which is 30 days following the last Business Day of each March, June, September and December and (ii) on the Maturity Date.

          (c) Facilitators' Fees. The Borrower agrees to pay to the
              ------------------
Facilitators for their benefit the fees set forth in the Fee Letter as and when the same are due and payable pursuant to the terms of the Fee Letter.

          (d) SG Cowen's Fees. The Borrower agrees to pay to SG Cowen for SG
              ---------------
Cowen's account the fees set forth in the Advisory Fee Letter (the "Advisory Fee Letter") dated September 18, 2000, by and between such parties, as and when the same are due and payable pursuant to the terms of such Advisory Fee Letter.

     Section 2.04   Reduction of the Commitments. The Borrower may, upon at
                    ----------------------------
least three Business Days' prior notice to the Administrative Agent, permanently terminate in whole or permanently reduce ratably in part the Commitments of the Banks; provided, however, that (i) each partial reduction
                          --------  -------
shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) no such reduction shall result in a Borrowing Base deficiency as provided in Section 2.07(c)(i), and (iii) no such reduction shall result in the Total Commitments of the Banks being less than $100,000,000.

     Section 2.05   Repayment of Advances. The Borrower shall repay the
                    ---------------------
outstanding principal amount of each Advance on the Maturity Date.

     Section 2.06   Interest, Late Payment Fee. The Borrower shall pay interest
                    --------------------------
on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) Base Rate Advances. If such Advance is a Base Rate Advance, a
              ------------------
rate per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 365 day year) equal at all times to the lesser of (i) the Adjusted Base Rate in effect from time to time plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the first day of each calendar month, provided that during the continuance of an Event of Default, Base Rate Advances shall bear interest at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such Event of Default commenced plus two percent (2%) and (ii) the Maximum Rate.

          (b) LIBOR Advances. If such Advance is a LIBOR Advance, a rate per
              --------------
annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 360 day year) equal at all times during the Interest Period for such Advance to the lesser of (i) the LIBOR for such Interest Period plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period, and on the date such LIBOR Advance shall be paid in full, and, with respect to LIBOR Advances having an Interest Period in excess of one month, the first day of each calendar month during such Interest Period; provided that during the continuance of an Event of Default, LIBOR Advances shall bear interest at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such Event of Default commenced plus two percent (2%) and (ii) the Maximum Rate.

          (c) Usury Recapture. In the event the rate of interest chargeable
              ---------------
under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes. In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

          (d) Other Amounts Overdue. If any amount payable under this
              ---------------------
Agreement other than the Advances is not paid when due and payable, including without limitation, accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand at a rate per annum equal to the Adjusted Base Rate plus two percent (2%), from the date such amount became due until the date such amount is paid in full.

     Section 2.07   Prepayments.
                    -----------

          (a) Right to Prepay. The Borrower shall have no right to prepay any
              ---------------
principal amount of any Advance except as provided in this Section 2.07.

          (b) Optional Prepayments. The Borrower may elect to prepay any of
              --------------------
the Advances, after giving by 12:00 Noon (Dallas, Texas time) (i) in the case of LIBOR Advances, at least three Business Days' prior written notice or (ii) in case of Base Rate Advances, at least one Business Day's prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment, and if applicable, the relevant Interest Period for the Advances to be prepaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and with respect to LIBOR Advances shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; provided, however, that
                                                   --------  -------
each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 and in integral multiples of $100,000.

          (c) Mandatory Prepayments.
              ---------------------

               (i)  Borrowing Base Deficiency. On or prior to the fifth (5th)
                    -------------------------
          Business Day following a Borrowing Base Determination Date occurring under the provisions of Section 2.14, the Borrower shall be required to prepay Advances in an aggregate amount equal to the excess of (A) the aggregate amount of outstanding Advances and Letter of Credit Exposure on such date over (B) the lesser of (1) the Borrowing Base, as determined on such Borrowing Base Determination Date or (2) the Total Commitments at such time (or, upon payment in full of all outstanding Advances, to deposit into the Cash Collateral Account an amount equal to the amount of the Letter of Credit Exposure which exceeds the Borrowing Base).

               (ii) Accrued Interest. Each prepayment pursuant to this Section
                    ----------------
          2.07(c) of a LIBOR Advance shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date.

          (d) Ratable Payments. Each payment of any Advance pursuant to this
              ----------------
Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

          (e) Effect of Notice. All notices given pursuant to this Section
              ----------------
2.07 shall be irrevocable and binding upon the Borrower.

     Section 2.08   Breakage Costs. If (a) any payment of principal of any
                    --------------
LIBOR Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.07 or the acceleration of the maturity of the Notes pursuant to Article VIII or otherwise; (b) any Conversion of a LIBOR Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section 2.12 or otherwise; or (c) the Borrower fails to make a principal or interest payment with respect to any LIBOR Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any losses (other than lost profit), out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

     Section 2.09   Increased Costs.
                    ---------------

          (a) LIBOR Advances. If, due to either (i) the introduction of or any
              --------------
change (other than any change by way of imposition or increase of reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any law or regulation enacted, issued or promulgated after the date of this Agreement or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) enacted, issued or promulgated after the date of this Agreement, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Advances, then the Borrower shall from time to time, within 10 days of written demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however, that, before making any
                                   --------  -------
such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Bank at the time such Bank demands payment under this Section shall be conclusive and binding for all purposes, absent manifest error.

          (b) Capital Adequacy. If any Bank or the Issuing Bank determines in
              ----------------
good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) enacted, issued or promulgated after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Bank or the Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or the Issuing Bank's commitment to issue Letters of Credit or any Bank's commitment to risk participate in Letters of Credit and other commitments of this type, then, upon 30 days prior written notice by such Bank or the Issuing Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Bank or to the Issuing Bank, as the case may be, from time to time as specified by such Bank or the Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank or the Issuing Bank, in light of such circumstances, (i) with respect to such Bank, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend under this Agreement or its commitment to risk participate in Letters of Credit and (ii) with respect to the Issuing Bank, to the extent that such Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower and the Administrative Agent by such Bank or the Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

          (c) Letters of Credit. If any change in any law or regulation or in
              -----------------
the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof enacted, issued or promulgated after the date of this Agreement shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit, or increase the cost to such Bank of its risk participation in any Letter of Credit (which increase in cost shall be determined by Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, within 10 days of written demand by Issuing Bank or such Bank (with a copy sent to the Administrative Agent), as the case may be, the Borrower shall pay to the Administrative Agent for the account of Issuing Bank or Bank, as the case may be, from time to time as specified by Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate such Issuing Bank or such Bank for such increased cost. Issuing Bank and each Bank agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit or risk participations if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of Issuing Bank or such Bank, be otherwise disadvantageous to Issuing Bank or such Bank, as the case may be. A certificate as to such increased cost incurred by Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by Issuing Bank or such Bank to the Borrower and the Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.

     Section 2.10   Payments and Computations.
                    -------------------------

          (a) Payment Procedures. Except if otherwise set forth herein, the
              ------------------
Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 Noon (Dallas, Texas time) on the day when due in Dollars to the Administrative Agent without setoff, deduction or counterclaim at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will on the same day such payment is deemed received from the Borrower cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Banks, or a specific Bank pursuant to Section 2.03(b), 2.03(c), 2.06(c), 2.08, 2.09, 2.11, 2.12, or
2.13(c) but after taking into account payments effected pursuant to Section 10.04) to the Banks in accordance with each Bank's Pro Rata Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. If and to the extent that the Administrative Agent shall not have so made payment to a Bank on the day required under this Agreement, the Administrative Agent agrees to immediately pay such Bank such payment, together with interest on such amount, for each day from the date such amount was deemed received by the Administrative Agent until the date such amount is paid to such Bank at the Federal Funds Rate for each such day.

          (b) Computations. All computations of interest based on the Adjusted
              ------------
Base Rate shall be made by the Administrative Agent on the basis of a year of 365 days and all computations of fees and interest based on the LIBOR and the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

          (c) Non-Business Day Payments.  Whenever any payment shall be stated
              -------------------------
to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of
             --------
interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Administrative Agent Reliance. Unless the Administrative Agent
              -----------------------------
shall have received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for each such day.

          (e) Application of Payments. Unless otherwise specified in Section
              -----------------------
2.07 hereof, whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the
----
Administrative Agent under and in connection with this Agreement or any other Credit Document; second, to the payment of all expenses due and payable under
                 ------
Section 2.11(c), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees
                                                -----
due and payable to the Issuing Bank pursuant to Section 2.03(b); fourth, to
                                                                 ------
the payment of all other fees due and payable under Section 2.03; and fifth,
                                                                      -----
to the payment of the interest accrued on and the principal amount of all of the Notes and the interest accrued on and all Letter of Credit Obligations, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the respective Pro Rata Share.

          (f) Register. The Administrative Agent shall record in the Register
              --------
the Commitment and the Advances from time to time of each Bank and each repayment or prepayment in respect to the principal amount of such Advances of each Bank. Any such recordation shall be conclusive and binding on the Borrower and each Bank, absent manifest error; provided however, that failure
                                               -------- -------
to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder in respect of such Advances.

     Section 2.11   Taxes.
                    -----

          (a) No Deduction for Certain Taxes. Any and all payments by the
              ------------------------------
Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, Issuing Bank, and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, Issuing Bank, or the Administrative Agent (as the case may be) is organized or any political subdivision of such jurisdiction or by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, Issuing Bank, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank, Issuing Bank, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however,
                                                         --------
that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such Bank's, Issuing Bank's, or the Administrative Agent's failure to provide the forms described in paragraph (e) of this Section 2.11 and such Bank, Issuing Bank, or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and

(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements.

          (b) Other Taxes. In addition, the Borrower agrees to pay any present
              -----------
or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

          (c) Indemnification. Subject to the proviso of Section 2.11(a), the
              ---------------
Borrower indemnifies each Bank, Issuing Bank, and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.11) paid by such Bank, Issuing Bank, or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Administrative Agent on behalf of itself as Administrative Agent, Issuing Bank, or any such Bank. If any Bank, the Administrative Agent, or Issuing Bank receives a refund in respect of any Taxes or Other Taxes paid by the Borrower under this paragraph (c), such Bank, the Administrative Agent, or Issuing Bank, as the case may be, shall promptly pay to the Borrower the Borrower's share of such refund.

          (d) Evidence of Tax Payments. The Borrower will pay prior to
              ------------------------
delinquency all Taxes and Other Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes.

          (e) Foreign Bank Withholding Exemption. Each Bank and each Issuing
              ----------------------------------
Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance two duly completed copies of the Prescribed Forms, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Bank which delivers to the Borrower and the Administrative Agent a Prescribed Form further undertakes to deliver to the Borrower and the Administrative Agent two further copies of a replacement Prescribed Form, on or before the date that any such Prescribed Form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such Prescribed Form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Bank shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Prescribed Forms.

     Section 2.12   Illegality. If any Bank shall notify the Administrative
                    ----------
Agent and the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to maintain any LIBOR Advances of such Bank then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Bank by notice to the Borrower and the Administrative Agent no later than 12:00 Noon (Dallas, Texas time), (a) if not prohibited by Legal Requirement to maintain such LIBOR Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding LIBOR Advance of such Bank or (b) if prohibited by Legal Requirement to maintain such LIBOR Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Bank, Convert all LIBOR Advances of such Bank then outstanding to Base Rate Advances, and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such Conversion being made on such date. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

     Section 2.13   Letters of Credit.
                    -----------------

          (a) Issuance. From time to time from the date of this Agreement
              --------
until three months before the Maturity Date, at the request of the Borrower, the Issuing Bank shall, on any Business Day and on the terms and conditions hereinafter set forth, issue, increase, decrease, amend, or extend the expiration date of Letters of Credit for the account of the Borrower (for its own benefit or for the benefit of any of its Subsidiaries). Upon the Effective Date, but subject to the limitations contained in the following sentence, each Existing Letter of Credit shall be automatically converted to a Letter of Credit. No Letter of Credit will be issued, increased, or extended and no Existing Letter of Credit will be converted to a Letter of Credit (i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (x) $25,000,000 or (y) an amount equal to (A) the lesser of the Borrowing Base or the Total Commitments less (B) the aggregate
                                               ----
outstanding Advances and Letter of Credit Exposure at such time; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof and (B) one day prior to the Maturity Date; (iii) unless such Letter of Credit is in form and substance acceptable to the respective Issuing Bank; (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person; (v) unless the Borrower has delivered to the respective Issuing Bank the completed and executed Letter of Credit Documents (other than the Letter of Credit) on such Issuing Bank's standard form, which shall contain terms no more restrictive than the terms of this Agreement; (vi) unless such Letter of Credit is governed by the International Standby Practices (1998) ("ISP") or any successor to the ISP; and (vii) unless no Default has occurred and is continuing or would result from the issuance of such Letter of Credit. If the terms of any of the Letter of Credit Documents referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

          (b) Participations. On the date of the issuance or increase of any
              --------------
Letter of Credit on or after the Effective Date or the conversion of any Existing Letter of Credit to a Letter of Credit in accordance with provisions of the preceding Section 2.13(a), each Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from such Issuing Bank a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Bank equal to such Bank's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Each Issuing Bank shall promptly notify each such participant Bank by telex, telephone, or telecopy of each Letter of Credit of such Issuing Bank issued, increased or decreased, and the actual dollar amount of such Bank's participation in such Letter of Credit. Each Bank's obligation to purchase participating interests pursuant to this Section and to reimburse the respective Issuing Bank for such Bank's Pro Rata Share of any payment under a Letter of Credit by such Issuing Bank not reimbursed in full by the Borrower shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any of the circumstances described in paragraph (d) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of the Borrower or any Guarantor, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of such Issuing Bank.

          (c) Reimbursement. The Borrower shall pay promptly on demand to each
              -------------
Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank an amount equal to any amount paid by such Issuing Bank under or in respect of such Letter of Credit. In the event any Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give notice of such payment to the Administrative Agent and the Banks, and each Bank shall promptly reimburse such Issuing Bank for such Bank's Pro Rata Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute a Base Rate Advance to the Borrower from such Bank. If such reimbursement is not made by any Bank to any Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Bank shall pay interest thereon to such Issuing Bank for each such day from the date such payment should have been made until the date repaid at a rate per annum equal to the Federal Funds Rate for each such day. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Banks to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrower as a Borrowing comprised of Base Rate Advances to the Borrower.

          (d) Obligations Unconditional. Except to the extent provided in
              -------------------------
Section 2.13(e), the obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit Documents;

               (ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

               (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Bank or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the respective Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

               (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the respective Issuing Bank would not be liable therefor pursuant to the following paragraph
          (e);

               (v) payment by the respective Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

               (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          (e) Liability of Issuing Banks. The Borrower assumes all risks of
              --------------------------
the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank, nor any other Bank, nor any of their respective officers or directors shall be liable or responsible for:

               (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

               (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

               (iii) payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

               (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including such Issuing Bank's own negligence);

except that the Borrower shall have a claim against such Issuing Bank, and
------
such Issuing Bank shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank's gross negligence in failing to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

     Section 2.14   Determination of Borrowing Base. The Borrowing Base shall be
                    -------------------------------
determined by the Administrative Agent, as follows:

          (a) Quarterly. On the 45th day following each calendar quarter the
              ---------
Administrative Agent shall determine the Borrowing Base upon receipt of a Borrowing Base Certificate setting forth the components of the Borrowing Base dated as of the last day of the immediately preceding calendar quarter.

          (b) Property Adjustments. Following each addition or deletion of a
              --------------------
Hotel Property as an Eligible Property (an "Adjustment Event"), and the
                                            ----------------
Administrative Agent's receipt of a Property Adjustment Report with respect thereto, the Administrative Agent shall adjust the Borrowing Base accordingly.

          (c) Reduction of Commitments. Following each reduction of the
              ------------------------
Commitments pursuant to the provisions of Section 2.04.

          (d) Notice of Borrowing Base Change. Promptly following any date the
              -------------------------------
Borrowing Base is re-determined in accordance with the preceding paragraphs, the Administrative Agent shall give notice to the Banks and the Borrower of the new Borrowing Base.

     Section 2.15   Bank Replacement.
                    ----------------

          (a) Right to Replace. The Borrower shall have the right to replace
              ----------------
each Bank affected by a condition under Section 2.02(c)(v), 2.09, 2.11, or
2.12 for more than 90 days (each such affected Bank, an "Affected Bank") in accordance with the procedures in this Section 2.15 and provided that no reduction of the total Commitments occurs as a result thereof.

          (b) First Right of Refusal; Replacement.
              -----------------------------------

               (i) Upon the occurrence of any condition permitting the replacement of a Bank, the Administrative Agent in its sole discretion shall have the right to reallocate the amount of the Commitments of the Affected Banks, including without limitation to Persons which are not already party to this Agreement but which qualify as Eligible Assignees, which election shall be made by written notice within 30 days after the date such condition occurs.

               (ii) If the aggregate amount of the reallocated Commitments is less than the Commitments of the Affected Banks, (A) the respective Commitments of the Banks which have received such reallocated Commitments shall be increased by the respective amounts of their proposed reallocations, and (B) the Borrower shall have the right to add additional Banks which are Eligible Assignees to this Agreement to replace such Affected Banks, which additional Banks would have aggregate Commitments no greater than those of the Affected Banks minus the amounts of the Commitments already reallocated.
          -----

          (c) Procedure. Any assumptions of Commitments pursuant to this
              ---------
Section 2.15 shall be (i) made by the purchasing Bank or Eligible Assignee and the selling Bank entering into an Assignment and Assumption and by following the procedures in Section 10.06 for adding a Bank. In connection with the reallocation of the Commitments of any Bank pursuant to the foregoing paragraph (b), each Bank with a reallocated Commitment shall purchase from the Affected Banks at par such Bank's ratable share of the outstanding Advances of the Affected Banks and assume such Bank's ratable share of the Affected Banks' Letter of Credit Exposure.

     Section 2.16   Sharing of Payments, Etc. If any Bank shall obtain any
                    ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its Advances or its share of Letter of Credit Obligations in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Banks, such Bank shall notify the Administrative Agent and forthwith purchase from the other Banks such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any
                                     --------
portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to the purchasing Bank to (b) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by Legal Requirement, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                                 ARTICLE III

                             CONDITIONS OF LENDING

     Section 3.01   Conditions Precedent to initial Advance. The obligation of
                    ---------------------------------------
each Bank to make its initial Advance as part of the initial Borrowing and of the Issuing Bank to issue the initial Letter of Credit are subject to the following conditions precedent being satisfied on or prior to the Funding
Deadline:

          (a) Documentation. The Administrative Agent shall have received
              -------------
counterparts of this Agreement executed by the Borrower and the Banks, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, and, with respect to this Agreement, all Guaranties and the Environmental Indemnity, in sufficient copies for each
Bank:

               (i) the Notes, all Guaranties, and the Environmental Indemnity;

               (ii) a certificate from the Chief Executive Officer, President or Chief Financial Officer of the Parent on behalf of the Borrower dated as of the Effective Date stating that as of the Effective Date
          (A) all representations and warranties of the Borrower set forth in this Agreement and the Credit Documents are true and correct in all material respects; (B) no Default has occurred and is continuing;
          (C) the conditions in this Section 3.01 have been met or waived in writing; and (D) to the best of the Borrower's knowledge there are no claims, defenses, counterclaims or offsets by the Borrower against the Banks under the Credit Documents;

               (iii) a certificate of the Secretary or an Assistant Secretary of the Parent on behalf of the Borrower and each Guarantor dated as of the date of this Agreement certifying as of the date of this Agreement (A) the names and true signatures of officers or authorized representatives of the general partner of the Borrower and such Guarantor authorized to sign the Credit Documents to which such Person is a party as general partner of such Person, (B) resolutions of the Board of Directors or the members of the general partner of such Person with respect to the transactions herein contemplated, (C) either (x) the copies of the organizational documents of the general partner of such Person delivered to the Banks are still true and correct and have not been amended or modified since such date or (y) copies of any modification or amendment to the organizational documents of the general partner of such Person made since such date, (D) a true and correct copy of the partnership agreement for such Person, and (E) a true and correct copy of all partnership authorizations necessary or desirable in connection with the transactions herein contemplated;

               (iv) a certificate of the Secretary or an Assistant Secretary of the Parent dated as of the date of this Agreement certifying as of the date of this Agreement (A) resolutions of the Board of Directors of such Person with respect to the transactions herein contemplated, (B) the copies of the charter and bylaws of the Parent and any modification or amendment to the articles or certificate of incorporation or bylaws of the Parent made since such date, and (C) that the Parent owns 100% of the general partner interests and at least 70% of the limited partnership interests in the Borrower;

               (v) (A) one or more favorable written opinions of Sidley Austin Brown & Wood L.L.P., special counsel for the Borrower, the Parent, and their Subsidiaries, in a form reasonably acceptable to the Administrative Agent, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve, and (B) such other legal opinions as the Administrative Agent shall reasonably request, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve;

               (vi) a Borrowing Base Certificate dated as of the Closing Date, duly completed and executed by the Chief Financial Officer or Treasurer of the Parent on behalf of the Borrower; and

               (vii) such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent may reasonably request.

          (b) Representations and Warranties. The representations and
              ------------------------------
warranties contained in Article IV hereof, the Guaranties, and the Environmental Indemnity shall be true and correct in all material respects.

          (c) Certain Payments. The Borrower shall have paid the fees required
              ----------------
to be paid as of the execution of this Credit Agreement pursuant to the Fee Letter.

          (d) Requirements. The Borrowing Base Requirements and the Parent
              ------------
Hotel Property Requirements are met.

          (e) Other. The Administrative Agent shall have received such other
              -----
approvals, opinions or documents deemed necessary or desirable by any Bank or the Administrative Agent as such party may reasonably request.

If the conditions set forth in this Section 3.01 are not satisfied on or prior to the Funding Deadline, the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower. However, Borrower shall pay to the Facilitators all fees and expenses as set forth in the Fee Letter.

     Section 3.02   Conditions Precedent for each Borrowing or Letter of Credit.
                    -----------------------------------------------------------
The obligation of each Bank to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing
Borrowing) and of any Issuing Bank to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit:

          (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):

               (i) the representations and warranties contained in Article IV hereof, the Guaranties, and the Environmental Indemnity are correct in all material respects on and as of the date of such Borrowing or the issuance or increase or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance or increase or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date; and

               (ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom;

          (b) the Borrower shall have executed and delivered to the Administrative Agent a Borrowing Base Certificate dated not earlier than the date 10 days prior to the anticipated date of such Borrowing and a Notice of Borrowing delivered in accordance with Section 2.02; and

          (c) the Administrative Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Bank or the Administrative Agent as such party may reasonably request.

     Section 3.03   Conditions Precedent to a Hotel Property Qualifying as an
                    ---------------------------------------------------------
Eligible Property. In order for an Initial Property or a Future Property to
-----------------
qualify initially and thereafter to continue to qualify as an Eligible Property, the following conditions precedent must be satisfied and remain satisfied for that Property:

          (a) Title. Such Hotel Property (i) is Unencumbered, (ii) free of all
              -----
material title defects, and (iii) either (A) owned (together with the land on which it is located) in fee simple by the Borrower or its direct or indirect Wholly-Owned Subsidiary or Joint Venture Subsidiary or (B) owned by the Borrower or its direct or indirect Wholly-Owned Subsidiary or Joint Venture Subsidiary and located on land leased to the Borrower or such Subsidiary pursuant to a Qualified Ground Lease, all as evidenced by a copy of the most recent ALTA Owner's

Policy of Title Insurance (or commitment to issue such a policy to the Borrower or its Subsidiary owning or to own such Hotel Property) relating to such Hotel Property showing the identity of the fee titleholder thereto and all matters of record as of its date.

          (b) Guarantor. In addition, if the Property Owner for such Hotel
              ---------
Property is not the Borrower, the following:

               (i) The Property Owner shall be either a Wholly-Owned Subsidiary or a Joint Venture Subsidiary of the Borrower whose sole assets are Eligible Properties, who is not liable for any Indebtedness other than the Obligations, who complies in all material respects with all of the covenants and requirements of Guarantors under the Credit Documents and who has delivered to the Administrative Agent either (A) an original Guaranty and Environmental Indemnity executed by such Subsidiary or (B) an Accession Agreement executed by such Subsidiary; and

               (ii) a written opinion of the Borrower's counsel or counsels covering such matters relating to the Property Owner as the Administrative Agent reasonably requires.

          (c) Approved Participating Lease. (i) Such Hotel Property is leased
              ----------------------------
to an Approved Participating Lessee pursuant to an Approved Participating Lease, (ii) no material default by the Approved Participating Lessee or the Property Owner under the Approved Participating Lease exists beyond any applicable cured period (provided that for purposes of this subsection (c) such cure period will be deemed to commence running when the Borrower, the Parent or a Guarantor has knowledge of such default), (iii) the Approved Participating Lease remains in full force and effect, and (iv) no failure to achieve specified financial results under such Approved Participating Lease has occurred which would allow the Property Owner for such Hotel Property to terminate such Approved Participating Lease.

          (d) Approved Management Agreement. Except for those Hotel Properties
              -----------------------------
managed pursuant to an Approved Participating Lease for such Hotel Property,
(i) such Hotel Property is managed by an Approved Manager pursuant to an Approved Management Agreement, (ii) no material default by the owner under the Approved Management Agreement exists, and (iii) the Approved Management Agreement remains in full force and effect;

          (e) Qualified Ground Leases. In addition, if the Hotel Property is
              -----------------------
subject to a Qualified Ground Lease, no default by the lessee under the Qualified Ground Lease exists and the Qualified Ground Lease remains in full force and effect.

          (f) Property Condition. Such Hotel Property is free of all material
              ------------------
structural defects, as evidenced by an Engineering Report.

          (g) Environmental Condition. Such Hotel Property is (1) in
              -----------------------
compliance, in all material respects, with all applicable Environmental Laws, and (2) not subject to any material Environmental Claim, all as evidenced by an Environmental Report.

          (h) Adverse Property Situation. Neither all nor any material portion
              --------------------------
of the Hotel Property shall be the subject of any proceeding by a governmental authority for the condemnation, seizure or appropriation thereof, nor the subject of any negotiations for sale in lieu of condemnation, seizure or appropriation.

          (i) Type and Location. Such Hotel Property is (i) located in either
              -----------------
the United States of America or in an Approved Other Country and (ii) either
(A) a full service hotel located in a resort, convention or urban market or
(B) a limited service hotel located in an urban market.

          (j) Documents and Information. The Administrative Agent shall have
              -------------------------
received each of the following executed by the Borrower, the Property Owner or other appropriate person, in form and substance reasonably satisfactory to the Administrative Agent:

               (i) a copy of each of the following for such Hotel Property certified as true and correct by the Borrower:

                    A. if the Hotel Property is subject to an Approved Management Agreement, the Approved Management Agreement for the Hotel Property;

                    B.   the Approved Participating Lease;

                    C. if the Hotel Property is subject to a Qualified Ground Lease, the Qualified Ground Lease; and

                    D. if the Property Owner is not the Borrower, the Property Owner's articles of incorporation, by-laws, partnership agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership or corporate, as applicable, authorizations authorizing the execution, delivery and performance of the Accession Agreement all certified to be true and complete by a duly authorized officer of such Property Owner;

               (ii) if the Borrower has received a survey of the Real Property, a copy of such survey;

               (iii) (A) a description of such Hotel Property, such description to include the age, location and number of rooms or suites of such Hotel Property, and (B) to the extent available, statistics with respect to the occupancy of the Hotel Property, operating statements, and an analysis of the revenue per available room, in each case for the three (3) prior Fiscal Years and the completed Fiscal Quarters of the current Fiscal Year;

               (iv) certificates and, to the extent within the Borrower's control, policies of insurance evidencing that the Hotel Property is covered by the insurance required pursuant to Section 5.07 hereof; and

               (v) all other documents reasonably required by the Administrative Agent.

          (k) Other Requirements. In addition, the following:
              ------------------

               (i) As certified in writing by the Borrower to the Administrative Agent and the Banks at least 10 Business Days prior to the date the Borrower proposes such Hotel Property qualify as an Eligible Property, the Hotel Property individually qualifies as an Eligible Property and the addition of the Hotel Property as an Eligible Property shall not (A) cause the Eligible Properties in the aggregate to violate the Borrowing Base Requirements, (B) cause a Default, or (C) cause or result in the Borrower or the Parent failing to comply with any of the financial covenants contained herein; and

               (ii) The Borrower shall have delivered to the Administrative Agent the Property Information for such Hotel Property 10 Business Days prior to the date the Borrower proposes such Hotel Property qualify as an Eligible Property.

          (l) Other Actions. Borrower shall have executed and acknowledged (or
              -------------
caused to be executed and acknowledged) and delivered to the Administrative Agent, on behalf of the Banks, all documents, and taken all actions reasonably required by the Administrative Agent from time to time to confirm the rights created or now or hereafter intended to be created under the Credit Documents, or otherwise to carry out the purposes of the Credit Documents, and the transactions contemplated thereunder. The Administrative Agent shall have received all other evidence and information that they may reasonably require.

As of the date of this Agreement, (a) the Borrower represents to the Banks and the Administrative Agent that to the best of the Borrower's knowledge the Initial Properties qualify as Eligible Properties, and (b) the Banks and the Administrative Agent agree with the Borrower that to their actual knowledge, without investigation, the Initial Properties qualify as Eligible Properties.

Upon 10 Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower can designate that a Hotel Property be added (subject to the other requirements for a Hotel Property qualifying as an Eligible Property) or deleted as an Eligible Property. Such notice shall be accompanied by a Property Adjustment Report with respect to such addition or deletion and (a) with respect to an addition, the certificate required under
Section 3.03(k)(i) and (b) with respect to a deletion, Borrower's certification in such detail as reasonably required by the Administrative Agent that such deletion shall not (A) cause the Eligible Properties in the aggregate to violate the Borrowing Base Requirements, (B) cause a Default, or
(C) cause or result in the Borrower or the Parent failing to comply with any of the financial covenants contained herein.

Notwithstanding anything contained in this Agreement to the contrary, the Required Lenders in their reasonable discretion may upon 30 days prior written notice to the Borrower designate that a Hotel Property is no longer an Eligible Property upon their determination that such Hotel Property does not satisfy the requirements for qualifying as an Eligible Property; provided that
                                                                 --------
if during such 30 day period the Borrower can satisfy those requirements deemed unsatisfied by the Required Lenders, such Hotel Property shall remain an Eligible Property.

If no Default exists at such time, then in connection with any deletion of a Hotel Property from qualifying as an Eligible Property, any Borrower's Subsidiary which owned or leased such Hotel Property, but not any other Eligible Property, shall be released from such Subsidiaries obligations under the Guaranty.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


     The Borrower represents and warrants as follows:

     Section 4.01   Existence; Qualification; Partners; Subsidiaries.
                    ------------------------------------------------

          (a) The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change.

          (b) The Parent is a real estate investment trust duly organized, validly existing, and in good standing under the laws of Maryland and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Parent. The Parent has no first tier Subsidiaries except for the Borrower or members of Permitted Other Subsidiaries.

          (c) The Parent is the Borrower's sole general partner with full power and authority to bind the Borrower to the Credit Documents.

          (d) The Parent owns a 1.1% general partner interest in and an approximately 89.7% limited partnership interest in the Borrower.

          (e) Each Subsidiary of the Borrower is a limited partnership, general partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on such Subsidiary. The Borrower has no Subsidiaries on the date of this Agreement other than the

Subsidiaries listed on the attached Schedule 4.01, and Schedule 4.01 lists the jurisdiction of formation and the address of the principal office of each such Subsidiary existing on the date of this Agreement. As of the date of this Agreement, the Borrower and/or the Parent owns, directly or indirectly, at least 99% of the interests in each such Subsidiary.

          (f) As of the date of this Agreement, neither the Borrower, nor the Parent, nor any of the Subsidiaries own directly or indirectly (i) such a percentage of the beneficial ownership interest in any Approved Participating Lessee or (ii) such an Investment in the Personal Property for any Hotel Property as would cause a potential Event of Default under Section 8.01(o).

     Section 4.02   Partnership and Corporate Power. The execution, delivery,
                    -------------------------------
and performance by the Borrower, the Parent, and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Persons' trust, partnership, limited liability company and corporate powers, as applicable,
(b) have been duly authorized by all necessary trust, corporate, limited liability company and partnership action, as applicable, (c) do not contravene
(i) such Person's declaration of trust, certificate or articles, as the case may be, of incorporation or by-laws, operating agreement or partnership agreement, as applicable, or (ii) any law or any contractual restriction binding on or affecting any such Person, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower's partnership powers, will have been duly authorized by all necessary partnership action, (a) will not contravene (i) the Borrower's partnership agreement or (ii) any law or any contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

     Section 4.03   Authorization and Approvals. No authorization or approval or
                    ---------------------------
other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower, the Parent, or any Guarantor of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing the absence of which could reasonably be expected to cause a Material Adverse Change.

     Section 4.04   Enforceable Obligations. This Agreement, the Notes, and the
                    -----------------------
other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower; each Guaranty and the other Credit Documents to which each Guarantor and the Parent is a party have been duly executed and delivered by such Guarantor and the Environmental Indemnity has been duly executed and delivered by the parties thereto. Each Credit Document is the legal, valid, and binding obligation of the Borrower, the Parent, and each Guarantor which is a party to it enforceable against the Borrower, the Parent, and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity (whether considered in proceeding at law or in equity).

     Section 4.05   Parent Common Stock. The entire authorized capital stock of
                    -------------------
the Parent consists of 100,000,000 shares of Parent Common Stock of which 18,439,098 shares of Parent Common Stock are duly and validly issued and outstanding, fully paid and nonassessable as of the Effective Date. The issuance and sale of such Parent Common Stock either (i) has been registered under applicable federal and state securities laws or (ii) was issued pursuant to an exemption therefrom. The Parent meets the requirements for taxation as a REIT under the Code.

     Section 4.06   Financial Statements. The Consolidated balance sheet of the
                    --------------------
Parent and its Subsidiaries, and the related Consolidated statements of operations, shareholders' equity and cash flows, of the Parent and its Subsidiaries contained in the most recent financial statements delivered to the Banks, fairly present the financial condition in all material respects and reflects the Indebtedness of the Parent and its Subsidiaries as of the respective dates of such statements and the results of the operations of the Initial Properties for the periods indicated, and such balance sheet and statements were prepared in accordance with GAAP, subject to year-end adjustments. Since the date of the statements for the Fiscal Quarter ending March 31, 2001, neither a Material Adverse Change, nor any material adverse change to the prospects or the Property of the Parent or the Borrower has occurred.

     Section 4.07   True and Complete Disclosure. No representation, warranty,
                    ----------------------------
or other statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement. There is no fact known to the Borrower or the Parent on the date of this Agreement that has not been disclosed to the Administrative Agent which could reasonably be expected to cause a Material Adverse Change. All projections, estimates, and pro forma financial information furnished by the Borrower and the Parent or on behalf of the Borrower or the Parent were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. No representation, warranty or other statement made in any filing required by the Exchange Act contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date same were made. Borrower and/or Parent have made all filings required by the Exchange Act.

     Section 4.08   Litigation. Except as set forth in the attached Schedule
                    ----------
4.08, as of the date of this Agreement there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower, the Parent, any Approved Participating Lessee or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator.

     Section 4.09   Use of Proceeds.
                    ---------------

          (a) Advances. The proceeds of the Advances have been, and will be
              --------
used by the Borrower (i) to refinance existing Indebtedness, (ii) to make investments permitted pursuant to the provisions of Section 6.07, (iii) to finance the renovation, repair, restoration and expansion of Hotel Properties, Capital Expenditures and expenditures for FF&E for any Hotel Properties in accordance with the provisions of Section 5.06 and as permitted pursuant to the provisions of Sections 6.07 and 6.14, (iv) for general corporate purposes of the Borrower and its Subsidiaries, (v) to repurchase Parent Common Stock as permitted pursuant to the provisions of Section 6.04(f), and (vi) for costs incurred in connection with any Capitalization Event done in compliance with this Agreement.

          (b) Regulations. No proceeds of Advances will be used to purchase or
              -----------
carry any margin stock in violation of Regulations T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).

     Section 4.10   Investment Company Act. Neither the Borrower, the Parent nor
                    ----------------------
any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.11   Taxes. All federal, state, local and foreign tax returns,
                    -----
reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Parent, the Borrower, their respective Subsidiaries, or any member of a Controlled Group have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and where the failure to file could reasonably be expected to cause a Material Adverse Change, except where contested in good faith and by appropriate proceedings; and all taxes and other impositions due and payable (which are material in amount) have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss (which are material in amount) may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. As of the date of this Agreement, neither the Parent, the Borrower nor any member of a Controlled Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Parent, the Borrower or any other member of a Controlled Group is Property which the Parent, the Borrower or any member of a Controlled Group is required to be treated as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all members of each Controlled Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Parent, the Borrower and all other members of each Controlled Group, the failure to timely pay of which could reasonably be expected to cause a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the applicable Controlled Group.

     Section 4.12   Pension Plans. All Plans are in compliance in all material
                    -------------
respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. Neither the Parent, the Borrower, nor any member of a Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Parent, the Borrower nor any member of a Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.

     Section 4.13   Condition of Hotel Property; Casualties; Condemnation.
                    -----------------------------------------------------
Except as disclosed in an Engineering Report, each Initial Property and any Future Property (a) is and will continue to be in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein and all other FF&E in good repair, working order and condition, normal wear and tear excepted. The FF&E Reserve for each Hotel Property provides or will provide adequate financial reserves for the payment of the maintenance of the Hotel Properties, including replacement of FF&E, in accordance with Section 5.06. None of the Properties of the Borrower or of any of its Subsidiaries has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy. No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Change, are pending and served nor, to the knowledge of the Borrower, threatened against any Property in any manner whatsoever. No casualty has occurred to any Property that could reasonably be expected to have a Material Adverse Change.

     Section 4.14   Insurance. The Borrower and each of its Subsidiaries carry,
                    ---------
or are the beneficiaries under, the insurance required pursuant to the provisions of Section 5.07.

     Section 4.15   No Burdensome Restrictions; No Defaults.
                    ---------------------------------------

          (a) Except in connection with Indebtedness which is (i) either permitted pursuant to the provisions of Section 6.02, or (ii) being repaid with the proceeds of the initial Borrowing, neither the Parent, the Borrower nor any of their respective Subsidiaries is a party to any indenture, loan or credit agreement. Neither the Borrower, the Parent nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower, the Parent nor any of their Subsidiaries is in default under or with respect to (i) any contract, agreement, lease or other instrument which could reasonably be expected to cause a Material Adverse Change or (ii) any Qualified Ground Lease, Approved Participating Lease, franchise agreement or Approved Management Agreement. Neither the Borrower, the Parent nor any of their Subsidiaries has received any notice of default under any material contract, agreement, lease or other instrument which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

          (b) No Default has occurred and is continuing.

     Section 4.16   Environmental Condition.
                    -----------------------

          (a) Except as disclosed in the Environmental Reports, to the knowledge of the Borrower, the Borrower and its Subsidiaries (i) have obtained all Environmental Permits material for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have been and are in material compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim.

          (b) Except as set forth in the Environmental Reports, to the knowledge of Borrower, none of the present or previously owned or operated Property of the Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change;
(ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located; (iii) has been the site of any Release, use or storage of Hazardous Substances or Hazardous Wastes from present or past operations except for Permitted Hazardous Substances, which Permitted Hazardous Substances have not caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response or (iv) none of the Improvements are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.

     Section 4.17   Legal Requirements, Zoning, Utilities, Access. Except as set
                    ---------------------------------------------
forth on Schedule 4.17 attached hereto, the use and operation of each Hotel Property as a commercial hotel with related uses constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any material approvals, material restrictions of record or any material agreement affecting any Hotel Property (or any portion thereof). The Borrower and its Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights (collectively "Permits") required by Governmental Authority to own and operate the Hotel Properties, except for those Permits if not obtained would not cause a Material Adverse Change. The Borrower and its Subsidiaries own and operate their business in material compliance with all applicable Legal Requirements. To the extent necessary for the full utilization of each Hotel Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to each Hotel Property, are adequate to serve each such Hotel Property, exist at the boundaries of the Land and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the occupancy and operation of each Hotel Property are available to the boundaries of the Land.

     Section 4.18   Existing Indebtedness. Except for the Obligations, the only
                    ---------------------
Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries existing as of the Effective Date is the Secured Non-Recourse Indebtedness, Secured Recourse Indebtedness and other Indebtedness set forth on Schedule 4.18 attached hereto and certain other Indebtedness incurred in the ordinary course of business not to exceed $50,000. No "default" or "event of default", however defined, has occurred and is continuing under any such Indebtedness (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

     Section 4.19   Title; Encumbrances. With respect to the Initial Properties,
                    -------------------
the Borrower or any Guarantor, as the case may be, has (i) good and marketable fee simple title to the Real Property (other than for Real Property subject to a ground lease, as to which it has a valid leasehold interest) and (ii) good and marketable title to the Personal Property (other than Personal Property for any Hotel Property for which the Property Owner has a valid leasehold interest) free and clear of all Liens, and there exists no Liens or other charges against such Property or leasehold interest or any of the real or personal, tangible or intangible, Property of the Borrower or any Guarantor (including without limitation statutory and other Liens of mechanics, workers, contractors, subcontractors, suppliers, taxing authorities and others;
provided that certain Capital Expenditures have been made to the Hotel Properties prior to the Effective Date for which the payment is not past due), except (A) Permitted Encumbrances and (B) the Personal Property (plus any replacements thereof) owned by an Approved Participating Lessee.

     Section 4.20   Leasing Arrangements. Except for those leases between a
                    --------------------
Property Owner and LaSalle Leasing or a wholly-owned Subsidiary of LaSalle Leasing, the only material leases of Eligible Properties for which either the Borrower or a Guarantor is a lessee are the Qualified Ground Leases. The Property Owner for a Real Property subject to a Qualified Ground Lease is the lessee under such Qualified Ground Lease and no consent is necessary to such Person being the lessee under such Qualified Ground Lease which has not already been obtained. The Qualified Ground Leases are in full force and effect and no defaults exist thereunder. The only material leases burdening the Hotel Properties for which the lessee is entitled to participate in the increased revenues of the Hotel Properties are the Approved Participating Leases. The Approved

Participating Leases are in full force and effect and no defaults by the Borrower or any Subsidiary exist thereunder.

     Section 4.21   Approved Management Agreements. The only management
                    ------------------------------
agreements burdening the Initial Properties (excluding the Permitted Non-Eligible Properties) are the Approved Management Agreements set forth on
Schedule 4.21 attached hereto. To the knowledge of the Borrower, the Approved Participating Lessee for a Hotel Property subject to a Approved Management Agreement is a party to such Approved Management Agreement and no consent is necessary to such Person being the owner under such Approved Management Agreement which has not already been obtained. To the knowledge of the Borrower, the Approved Management Agreements are in full force and effect and no material defaults by the Approved Participating Lessee exist thereunder.

                                  ARTICLE V

                             AFFIRMATIVE COVENANTS

     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, unless the Administrative Agent shall otherwise consent in writing (subject to the provisions of Section 10.01), the Borrower agrees to comply with the following covenants.

     Section 5.01   Compliance with Laws, Etc. The Borrower will comply, and
                    -------------------------
cause each of its Subsidiaries to comply, in all material respects with all Legal Requirements.

     Section 5.02   Preservation of Existence, Separateness, Etc.
                    --------------------------------------------

          (a) The Borrower will (i) preserve and maintain, and cause each of its Subsidiaries and the Parent to preserve and maintain, its partnership, limited liability company, corporate or trust (as applicable) existence, rights, franchises and privileges in the jurisdiction of its formation, and
(ii) qualify and remain qualified, and cause each such Subsidiary and the Parent to qualify and remain qualified, as a foreign partnership, limited liability company, corporation or trust, as applicable, in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

          (b) (i) The Parent Common Stock shall at all times be duly listed on the New York Stock Exchange, Inc. and (ii) the Parent shall timely file all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

          (c) The Borrower shall cause the Permitted Other Subsidiaries which have Indebtedness and own a Hotel Property to, (i) maintain financial statements, payroll records, accounting records and other corporate records and other documents separate from each other and any other Person, (ii) maintain its own bank accounts in its own name, separate from each other and any other Person, (iii) pay its own expenses and other liabilities from its own assets and incur (or endeavor to incur) obligations to other Persons based solely upon its own assets and creditworthiness and not upon the creditworthiness of each other or any other Person, and (iv) file its own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof. The Borrower shall use reasonable efforts to correct any known misunderstanding or misrepresentation regarding the independence of the Permitted Other Subsidiaries from the Borrower and the Borrower's other Subsidiaries.

          (d) The Borrower shall, and shall cause the Permitted Other Subsidiaries which have Indebtedness and own a Hotel Property to, take all actions necessary to keep such Permitted Other Subsidiaries separate from the Borrower and the Borrower's other Subsidiaries, including, without limitation,
(i) the taking of action under the direction of the Board of Directors, members or partners, as applicable, of such Permitted Other Subsidiaries and, if so required by the Certificate of Incorporation or the bylaws, operating agreement or partnership agreement, as applicable, of such Permitted Other Subsidiaries or by any Legal Requirement, the approval or consent of the stockholders, members or partners, as applicable, of such Permitted Other Subsidiaries, (ii) the preparation of corporate, partnership or limited liability company minutes for or other appropriate evidence of each significant transaction engaged in by such Permitted Other Subsidiaries, (iii) the observance of separate approval procedures for the adoption of resolutions by the Board of Directors or consents by the partners, as applicable, of such Permitted Other Subsidiaries, on the one hand, and of the Borrower and the Borrower's other Subsidiaries, on the other hand, (iv) the holding of the annual stockholders meeting, if applicable, of such Permitted Other Subsidiaries, which are corporations on a date other than the date of the annual stockholders' meeting of the Parent, and (v) preventing the cash, cash equivalents, credit card receipts or other revenues of the Hotel Properties owned by such Permitted Other Subsidiaries or any other assets of such Permitted Other Subsidiaries from being commingled with the cash, cash equivalents, credit card receipts or other revenues collected by the Borrower or the Borrower's other Subsidiaries.

          (e) The Borrower shall, and shall cause the Permitted Other Subsidiaries to, manage the business of and conduct the administrative activities of the Permitted Other Subsidiaries independently from the business of the Borrower, any of the Borrower's other Subsidiaries and any other Person. Any moneys earned by the Permitted Other Subsidiaries on their assets or proceeds of the sale of any of their assets shall be deposited in bank accounts separate from any of the assets of the Borrower, any of the Borrower's other Subsidiaries and any other Person, and no assets of the Permitted Other Subsidiaries shall become commingled with assets of such Persons.

          (f) The Borrower shall hold itself out, and shall continue to hold itself out, to the public and to its creditors as a legal entity, separate and distinct from all other entities, and shall continue to take all steps reasonably necessary to avoid (i) misleading any other Person as to the identity of the entity with which such Person is transacting business or (ii) implying that the Borrower is, directly or indirectly, absolutely or contingently, responsible for the Indebtedness or other obligations of the Permitted Other Subsidiaries or any other Person.

     Section 5.03   Payment of Taxes, Etc. The Borrower will pay and discharge,
                    ---------------------
and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and
(b) all lawful claims that are material in amount which, if unpaid, might by Legal Requirement become a Lien upon its Property; provided, however, that
                                                   --------  -------
neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim (a) which is being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) such charge or claim does not constitute and is not secured by any choate Lien on any portion of any Hotel Property and no portion of any Hotel Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Administrative Agent nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change.

     Section 5.04   Visitation Rights; Bank Meeting. At any reasonable time and
                    -------------------------------
from time to time and so long as any visit or inspection will not unreasonably interfere with the Borrower's or any of its Subsidiaries' operations, upon reasonable notice and during normal business hours, the Borrower will, and will cause its Subsidiaries and the Approved Participating Lessees to, permit the Administrative Agent or any of its agents or representatives thereof (at Borrower's expense) and any Bank or any of its agents or representatives thereof (at such Bank's expense), to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, the Borrower and any such Subsidiary, to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors. Without in any way limiting the foregoing, the Borrower will, upon the request of the Administrative Agent, participate in a meeting with the Administrative Agent and the Banks once during each calendar year to be held at a location as may be agreed to by the Borrower and the Administrative Agent at such time as may be agreed to by the Borrower and the Administrative Agent; provided that the Borrower shall not be obligated to reimburse the Banks for such Persons' travel expenses in connection with such meeting.

     Section 5.05   Reporting Requirements. The Borrower will furnish to the
                    ----------------------
Administrative Agent and, with respect to those items set forth in clauses
(a)-(f) and (k), furnish copies to each Bank:

          (a) Quarterly Financials. As soon as available and in any event not
              --------------------
later than 45 days after the end of each Fiscal Quarter of the Parent, the unaudited Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and the related unaudited statements of income, shareholders' equity and cash flows of the Parent and its Subsidiaries for such Fiscal Quarter and the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, and the corresponding figures as at the end of, and for, the corresponding periods in the preceding Fiscal Year, all duly certified with respect to such statements (subject to year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP, together with (i) a Compliance Certificate duly executed by a Responsible Officer of the Parent, (ii) a completed Borrowing Base Certificate duly executed by a Responsible Officer of the Parent setting forth the components of the Borrowing Base as of the last day of the immediately preceding Fiscal Quarter, and (iii) a certificate in form similar to the Borrowing Base Certificate duly executed by a Responsible Officer of the Parent setting forth for those Hotel Properties owned or leased by the Parent or any of its Subsidiaries except for the Eligible Properties the Adjusted NOI for the Rolling Period just ended and Investment Amount, separately totaled for those Hotel Properties which are unencumbered, those Hotel Properties which secure Secured Recourse Indebtedness and those Hotel Properties which secure Secured Non-Recourse Indebtedness. As soon as available and in any event not later than 60 days after the end of each Fiscal Quarter of the Parent, (i) written notice of any anticipated material variation to an operating budget prepared pursuant to Section 5.05(e) and (ii) a report certified by a Responsible Officer of the Parent setting forth for each of the Hotel Properties owned or leased by the Parent or any of its Subsidiaries for the Fiscal Quarter just ended the average daily rate, the average occupancy, the RevPAR, the total gross revenues, the total expenses, the Adjusted NOI and the payments made under the participating leases for such Hotel Properties.

          (b) Annual Financials. As soon as available and in any event not
              -----------------
later than 90 days after the end of each Fiscal Year of the Parent, a copy of the Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related Consolidated statements of income, shareholders' equity and cash flows of the Parent and its Subsidiaries for such Fiscal Year, and the corresponding figures as at the end of, and for, the preceding Fiscal Year, and certified by KPMG Peat Marwick L.L.P. or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent in an opinion, without qualification as to the scope, and including, if requested by the Administrative Agent, any management letters delivered by such accountants to the Parent in connection with such audit, together with (i) a Compliance Certificate duly executed by a Responsible Officer of the Parent, (ii) a completed Borrowing Base Certificate duly executed by a Responsible Officer of the Parent setting forth the components of the Borrowing Base as of the day of such financial statements and (iii) the document required in clauses (iii) of the first sentence of the preceding Section 5.05(a). As soon as available and in any event not later than 105 days after the end of each Fiscal Year of the Parent, the documents required in the second sentence of the preceding Section 5.05(a).

          (c) LaSalle Leasing Financials. As soon as available and in any
              --------------------------
event not later than 60 days after the end of each Fiscal Quarter of LaSalle Leasing, the unaudited Consolidated balance sheets of LaSalle Leasing and its Subsidiaries as of the end of such quarter and the related unaudited statements of income, shareholders' equity and cash flows of LaSalle Leasing and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding Fiscal Year, all duly certified with respect to such statements (subject to year-end audit adjustments) by a Responsible Officer of LaSalle Leasing as having been prepared in accordance with GAAP. As soon as available and in any event not later than 120 days after the end of each Fiscal Year of LaSalle Leasing, as applicable, (i) a copy of the annual audit report for such year for LaSalle Leasing and its Subsidiaries, if any, including therein audited Consolidated balance sheets of LaSalle Leasing and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, shareholders' equity and cash flows of LaSalle Leasing and its Subsidiaries for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case certified by an independent certified public accountant reasonably acceptable to the Administrative Agent and including, if requested by the Administrative Agent, any management letters delivered by such accountants to LaSalle Leasing in connection with such audit.

          (d) Annual Budgets. No later than 60 days after the start of each
              --------------
Fiscal Year, the annual operating budget and Capital Expenditure and FF&E expenditure budget for such Fiscal Year for each Hotel Property owned or leased by the Parent or one of its Subsidiaries and such budgets on a Consolidated basis for the Parent and its subsidiaries, all in reasonable detail and duly certified by a Responsible Officer of the Parent as the budgets presented or to be presented to the Parent's Board of Directors for their review.

          (e) Securities Law Filings. Promptly and in any event within 10
              ----------------------
Business Days after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower, the Parent or any of their respective Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to all shareholders of the Parent or partners of the Borrower.

          (f) Defaults. As soon as possible and in any event within five days
              --------
after the occurrence of each Default known to a Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries, a statement of an authorized financial officer or Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto.

          (g) ERISA Notices. As soon as possible and in any event (i) within
              -------------
30 days after the Parent, the Borrower or any of a Controlled Group knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, (ii) within 10 days after the Parent, the Borrower or any of a Controlled Group knows that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Parent describing such Termination Event and the action, if any, which the Parent, the Borrower or such member of such Controlled Group proposes to take with respect thereto; (iii) within 10 days after receipt thereof by the Parent, the Borrower or any of a Controlled Group from the PBGC, copies of each notice received by the Parent, the Borrower or any such member of such Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iv) within 10 days after receipt thereof by the Parent, the Borrower or any member of a Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Parent, the Borrower or any member of such Controlled Group concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA.

          (h) Environmental Notices. Promptly upon receipt thereof by the
              ---------------------
Parent, the Borrower or any of their Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any action or omission on the part of the Parent or Borrower or any of their present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower, could reasonably be expected to cause a Material Adverse Change or an Environmental Claim in excess of $1,000,000, (iii) any notice of potential responsibility under CERCLA, or (iv) concerning the filing of a Lien upon, against or in connection with the Parent, Borrower, their present or former Subsidiaries, or any of their leased or owned Property, wherever located.

          (i) Other Governmental Notices or Actions. Promptly and in any event
              -------------------------------------
within five Business Days after receipt thereof by the Borrower, the Parent or any of their respective Subsidiaries, (i) a copy of any notice, summons, citation, or proceeding seeking to adversely modify in any material respect, revoke, or suspend any license, permit, or other authorization from any Governmental Authority, which action could reasonably be expected to cause a Material Adverse Change, and (ii) any revocation or involuntary termination of any license, permit or other authorization from any Governmental Authority, which revocation or termination could reasonably be expected to cause a Material Adverse Change.

          (j) Reports Affecting the Borrowing Base. On or prior to the 5th day
              ------------------------------------
following any Adjustment Event, a Property Adjustment Report with respect to such Adjustment Event.

          (k) Press Releases. Promptly and in any event within 5 days after
              --------------
the sending or releasing thereof, copies of all press releases or other releases of information to the public by the Borrower, the Parent or any of their respective Subsidiaries or releases of information to the Parent's shareholders.

          (l) Other Notices.
              -------------

               (i) Promptly, a copy of any notice of default or any other material notice (including without limitation property condition reviews) received by the Borrower or any Guarantor from any franchisor, Approved Manager, or any ground lessor under a Qualified Ground Lease, and

               (ii) Promptly following any merger or dissolution of any Subsidiary of the Borrower which is permitted hereunder or event which would make any of the representations in Section 4.01-4.04 untrue, notice thereof.

          (m) Material Litigation. As soon as possible and in any event within
              -------------------
five days of any of the Borrower, the Parent or any of their respective Subsidiaries having knowledge thereof, notice of any litigation, claim or any other event which could reasonably be expected to cause a Material Adverse Change.

          (n) Preliminary Property Plan. Prior to making Capital Expenditures
              -------------------------
or FF&E expenditures for the renovation or expansion of a Hotel Property, the Preliminary Property Plan for such renovation or expansion in sufficient detail as the Administrative Agent shall reasonably request.

          (o) Other Information. Such other information respecting the
              -----------------
business or Properties, or the condition or operations, financial or otherwise, of the Borrower, the Parent or any of their respective
Subsidiaries, as the Administrative Agent may from time to time reasonably request.

     Section 5.06   Maintenance of Property and Required Work. The Borrower
                    -----------------------------------------
will, and will cause each of its Subsidiaries to, (a) maintain their owned, leased, or operated Property in a manner consistent for hotel properties and related property of the same quality and character and shall keep or cause to be kept every part thereof and its other properties in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of the Borrower and its Subsidiaries, (b) not remove, demolish or structurally alter, or permit or suffer the removal, demolition or structural alteration of, any of the Improvements except for the renovation or expansion of a Hotel Property (i) for which the Borrower has delivered a Preliminary Property Plan to the Administrative Agent and (ii) which complies with the limitations set forth in this Agreement on the aggregate amount of renovations and expansions the Borrower, the Parent and their Subsidiaries are permitted at any one time, (c) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about any Hotel Property, (d) maintain and repair each Hotel Property as required by any franchise agreement, license agreement, management agreement or ground lease for such Hotel Property, (e) commence the Required Work for any Hotel Property by a date which would allow a reasonable period of time to complete such work on or prior to the deadline set for such Required Work agreed to by the Borrower and the Administrative Agent, and (f) after any commencement of any of work for any Hotel Property diligently perform such work (i) for the Required Work, by the required deadline, (ii) in a good and workmanlike manner and (iii) in compliance in all material respects with all Legal Requirements. Except as may be required to maintain the Parent's status as a REIT under the Code, any Capital Expenditures or expenditures or leases for FF&E made for any Hotel Property shall be in the name of the Property Owner for such Hotel Property.

     Section 5.07   Insurance. The Borrower will maintain and/or remain the
                    ---------
beneficiary under, and cause each of its Subsidiaries to maintain and/or remain the beneficiary under, the insurance required pursuant to Schedule 5.07.

     Section 5.08   Borrowing Base Requirements. The Borrower shall cause the
                    ---------------------------
Hotel Properties in the Borrowing Base to at all times comply with the Borrowing Base Requirements; provided that (a) if the requirements of clauses
                             --------
(a), (b), (c), or (e) of the definition of Borrowing Base Requirements are not met, then within 2 Business Days of notice of such failure either (i) the Borrower shall have cured such failure or (ii) for Borrowing Base purposes the Borrower shall have lowered the Hotel Value of those Eligible Properties that contributed to such failure to the point that such failure no longer exists,
(b) if the requirements of clause (f) of the definition of Borrowing Base Requirements are not met, then within 180 days of notice of such failure either (i) the Borrower shall have cured such failure or (ii) for Borrowing Base purposes the Borrower shall have lowered the Hotel Value of those Eligible Properties that contributed to such failure to the point that such failure no longer exists, and (c) if the requirements of clause (g) of the definition of Borrowing Base Requirements are not met and such failure remains uncured

180 days after notice of the commencement of such failure, then such failure shall constitute an Event of Default without any notice being given to the Borrower or any Guarantor in connection therewith.

     Section 5.09   Supplemental Guaranties. The Borrower has requested and the
                    -----------------------
Administrative Agent has agreed that any partner of the Borrower except the Parent or any other Guarantor may execute a Supplemental Guaranty. However, the execution of or release of any Supplemental Guaranty shall not be construed as a release or modification of any obligation of a Guarantor under a Guaranty or Environmental Indemnity.

     Section 5.10   Intentionally Deleted.
                    ---------------------

     Section 5.11   Use of Proceeds. The proceeds of the Advances have been, and
                    ---------------
will be used by the Borrower for the purposes set forth in Section 4.09(a).

     Section 5.12   New Guarantors. Within ten (10) days of the creation of or
                    --------------
Investment in a Person which falls within the definition of a Guarantor, Borrower shall cause such Person to deliver to the Administrative Agent either
(A) an original Guaranty and Environmental Indemnity executed by such Person or (B) an Accession Agreement executed by such Person.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment, the Borrower agrees, unless the Administrative Agent shall otherwise consent in writing (subject to the provisions of Section 10.01), to comply with the following covenants.

     Section 6.01   Liens, Etc. The Borrower will not create, assume, incur or
                    ----------
suffer to exist, or permit any of its Subsidiaries (except for Permitted Other Subsidiaries) to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume or suffer to exist Liens:

          (a) securing the Obligations;

          (b) for taxes, assessments or governmental charges or levies on Property of the Borrower or any Guarantor to the extent not required to be paid pursuant to Sections 5.03;

          (c) Liens imposed by law (such as landlords', carriers', warehousemen's and mechanics' liens or otherwise arising from litigation) (a) which are being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) which have not resulted in any Hotel Property being in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Administrative Agent nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change;

          (d) on leased personal property to secure solely the lease obligations associated with such property; and

          (e) Liens securing Secured Recourse Indebtedness and Secured Non-Recourse Indebtedness permitted pursuant to the provisions of Section 6.02.

     Section 6.02   Indebtedness. The Borrower, the Parent and their respective
                    ------------
Subsidiaries will not incur or permit to exist any Indebtedness other than the Obligations and the following:

          (a) Unsecured Indebtedness which is less than or equal to $50,000,000;

          (b) Secured Recourse Indebtedness and Secured Non-Recourse Indebtedness incurred by Permitted Other Subsidiaries to the extent (i) that the covenants contained in Article VII are complied with, (ii) the Secured Recourse Indebtedness secured by a Hotel Property does not exceed 65% of the Hotel Value of such Hotel Property and all Secured Recourse Indebtedness in the aggregate secured by Hotel Properties does not exceed 65% of the aggregate Hotel Value of such Hotel Properties, and (iii) the Secured Non-Recourse Indebtedness secured by a Hotel Property does not exceed 70% of the Hotel Value of such Hotel Property and all Secured Non-Recourse Indebtedness in the aggregate secured by Hotel Properties does not exceed 70% of the aggregate Hotel Value of such Hotel Properties;

          (c) Indebtedness in the form of Interest Rate Agreements; provided that (i) such agreements shall be unsecured, (ii) the dollar amount of indebtedness subject to such agreements and the indebtedness subject to Interest Rate Agreements in the aggregate shall not exceed the sum of the amount of the Commitments and other Indebtedness permitted pursuant to this
Section 6.02 which bears interest at a variable rate, and (iii) the agreements shall be at such interest rates and otherwise in form and substance reasonably acceptable to the Administrative Agent; and

          (d) Any of the following Indebtedness incurred by the Parent:

               (i) guaranties in connection with the Indebtedness secured by a Hotel Property of (A) if the Hotel Property is subject to a ground lease, the payment of rent under such ground lease, (B) real estate taxes relating to such Hotel Property, and (C) capital reserves required under such Indebtedness; and

               (ii) indemnities for certain acts of malfeasance, misappropriation and misconduct and an environmental indemnity for the lender under Indebtedness permitted under this Agreement; and

               (iii) indemnities for certain acts of malfeasance, misappropriation and misconduct by the Permitted Other Subsidiaries and environmental indemnities, all for the benefit of the lenders of other Permitted Other Subsidiary Indebtedness in connection with such Indebtedness; and

               (iv) guaranties of franchise agreements; and

               (v) extensions, renewals and refinancing of any of the Indebtedness specified in paragraphs (a) - (d) above so long as the principal amount of such Indebtedness is not thereby increased.

     Section 6.03   Agreements Restricting Distributions From Subsidiaries. The
                    ------------------------------------------------------
Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) to, enter into any agreement (other than a Credit Document) which limits distributions to or any advance by any of the Borrower's Subsidiaries to the Borrower.

     Section 6.04   Restricted Payments. Neither the Parent, the Borrower, nor
                    -------------------
any of their respective Subsidiaries, will make any Restricted Payment, except that:

          (a) provided no Default has occurred and is continuing or would result therefrom, the Parent may in any Fiscal Quarter, based on the immediately preceding Rolling Period, make cash payments to its shareholders (including in connection with the repurchase of Stock or Stock Equivalents) which with the previous such cash payments in the three immediately preceding Fiscal Quarters are not in excess of the greater of (i) the lesser of (A) ninety percent (90%) of the Funds From Operations of the Parent during such preceding Rolling Period or (B) one hundred percent (100%) of Free Cash Flow of the Parent during such preceding Rolling Period and (ii) the greater of (A) the amount required for the Parent to maintain its status as a REIT or (B) the amount required to ensure that the Parent will avoid imposition of an excise tax for failure to make certain minimum distributions on a calendar year basis;

          (b) provided no Default has occurred and is continuing or would result therefrom, the Borrower shall be entitled to make cash distributions to its partners, including the Parent;

          (c) a Subsidiary of the Borrower may make a Restricted Payment to the Borrower,

          (d) the limited partners of the Borrower shall be entitled to exchange limited partnership interests in the Borrower for the Parent's stock or redeem such interests for cash, as provided in the Borrower's limited partnership agreement;

          (e) the Borrower shall be entitled to issue limited partnership interests in the Borrower in exchange of ownership interests in Subsidiaries and Unconsolidated Entities which own a Future Property to the extent such Investment is permitted pursuant to the provisions of Section 6.07; and

          (f) provided no Default has occurred and is continuing or would result therefrom, the Parent may repurchase up to $25,000,000 of Parent Common Stock in the aggregate.

     Section 6.05   Fundamental Changes; Asset Dispositions. Neither the Parent,
                    ---------------------------------------
the Borrower, nor any of their respective Subsidiaries (other than the Permitted Other Subsidiaries) will, (a) merge or consolidate with or into any other Person, unless (i) a Guarantor is merged into the Borrower or another Guarantor and the Borrower or such other Guarantor, as the case may be, is the surviving Person or a Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations) is merged into any Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations), and (ii) immediately after giving effect to any such proposed transaction no Default would exist; (b) sell, transfer, or otherwise dispose of all or any of the such Person's material property except for a Permitted Hotel Sale, dispositions or replacements of personal property in the ordinary course of business, or Hotel Properties which are not Eligible Properties; (c) enter into a lease (other than an Approved Participating
Lease) of all or substantially all of any Eligible Property with any Person without the consent of the Administrative Agent; (d) sell or otherwise dispose of any material shares of capital stock, membership interests or partnership interests of any Subsidiary (except for a Permitted Other Subsidiary); (e) except for sales of ownership interests permitted under this Agreement and the issuance of limited partnership interests in the Borrower in exchange for ownership interests in Subsidiaries and Unconsolidated Entities to the extent permitted pursuant to the provisions of Section 6.04, materially alter the corporate, capital or legal structure of any such Person (except for a Permitted Other Subsidiary); (f) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) provided that nothing herein shall prohibit the Borrower from dissolving any Subsidiary which has no assets on the date of dissolution or (g) materially alter the character of their respective businesses from that conducted as of the date of this Agreement.

     Section 6.06   Approved Participating Lessee Ownership. Neither the Parent
                    ---------------------------------------
nor the Borrower shall, nor shall permit any of their respective Subsidiaries to own directly or indirectly such a percentage of the beneficial ownership interest in any Approved Participating Lessee as would cause a potential Event of Default under Section 8.01(o) of this Agreement.

     Section 6.07   Investments, Loans, Future Properties. Neither the Parent
                    -------------------------------------
nor the Borrower shall, nor shall permit any of their respective Subsidiaries to, acquire by purchase, or otherwise, all or substantially all of the business, property or fixed assets of any Person or any Hotel Property, make or permit to exist any loans, advances or capital contributions to, or make any Investments in (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or purchase or commit to purchase any evidences of Indebtedness of, stock or other securities, partnership interests, member interests or other interests in any Person, except the following (provided that after giving effect thereto there shall exist no Default):

          (a) the purchase of Liquid Investments with any Person which qualifies as an Eligible Assignee;

          (b) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms, and other assets owned in the ordinary course of owning the Parent Hotel Properties;

          (c) a Future Property which qualifies as an Eligible Property or a Permitted Non-Eligible Property;

          (d) Investments in (i) unimproved land which do not in the aggregate have an Investment Amount which exceeds 5% of the Parent Aggregate Asset Value; (ii) Development Properties which do not in the aggregate have an Investment Amount which exceeds 20% of the Parent Aggregate Asset Value, (iii) Unconsolidated Entities (A) which do not in the aggregate have an Investment Amount which exceeds 20% of the Parent Aggregate Asset Value, (B) for which the Investment Amounts for those Investments which are in the form of preferred stock or a loan or advance do not exceed $5,000,000 in the aggregate, and (C) which have not for any individual Unconsolidated Entity incurred Indebtedness which exceeds 75% of the lesser of the appraised value or the Investment Amount of the Hotel Properties owned by such Unconsolidated Entity, and (iv) mortgages, deeds of trust, deeds to secure debt or similar instruments that are a lien on real property which are improved by fully operational hotels and secure Indebtedness evidenced by a note or bond which do not in the aggregate have an Investment Amount which exceeds 10% of the Parent Aggregate Asset Value; provided that the aggregate Investment Amount
                              --------
for all Investments made pursuant to this Section 6.07(d) shall not exceed 30% of the Parent Aggregate Asset Value; and

          (e) The Investment in LaSalle Leasing.

Notwithstanding the foregoing, neither the Borrower, nor the Parent, nor their respective Subsidiaries shall acquire a Future Property or otherwise make an Investment which would (a) cause the Eligible Properties in the aggregate to violate the Borrowing Base Requirements, (b) cause the Parent Hotel Properties in the aggregate to violate in any material way the Parent Hotel Property Requirements without the Administrative Agent's written consent, (c) cause a Default, (d) cause or result in the Borrower or the Parent failing to comply with any of the financial covenants contained herein, (e) cause the aggregate Investment Amount for (i) all Future Properties located outside the United States and (ii) all Investments made pursuant to Section 6.07(d) which are either located outside the United States or in an Unconsolidated Entity which has at least 50% of its assets located outside the United States to exceed 15% of the Parent Aggregate Asset Value, (f) cause the Parent's or any Subsidiary's Investment in the Personal Property for any Hotel Property to cause a potential Event of Default under Section 8.01(o) of this Agreement.

     Section 6.08   Affiliate Transactions. Except for the Approved
                    ----------------------
Participating Leases, and as otherwise approved by a majority of the Board of Trustees of the Parent including a majority of the independent trustees, the Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly (a) any transfer, sale, lease, assignment or other disposal of any assets to any Affiliate of the Borrower which is not a Guarantor or any purchase or acquisition of assets from any such Affiliate; or
(b) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate), other than in the ordinary course of business and at market rates.

     Section 6.09   Sale and Leaseback. The Borrower will not, and will not
                    ------------------
permit any of its Subsidiaries to, enter into any arrangement with any Person, whereby in contemporaneous transactions the Borrower or such Subsidiary sells essentially all of its right, title and interest in a material asset and the Borrower or such Subsidiary acquires or leases back the right to use such property.

     Section 6.10   Sale or Discount of Receivables. The Borrower will not, and
                    -------------------------------
will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     Section 6.11   No Further Negative Pledges. The Borrower will not, and will
                    ---------------------------
not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than this Agreement and the Credit Documents) (a) prohibiting the creation or assumption of any Lien upon the Properties of the Borrower or any of its Subsidiaries (except for the Permitted Other Subsidiaries), whether now owned or hereafter acquired, or (b) requiring an obligation to be secured if some other obligation is or becomes secured.

     Section 6.12   Intentionally Deleted.
                    ---------------------

     Section 6.13   Material Documents. The Borrower will not, nor will it
                    ------------------
permit any of its Subsidiaries (other than Permitted Other Subsidiaries) or any Approved Participating Lessee (other than as a lessee of a Permitted Non-Eligible Property) to, enter into any termination, material modification or material amendment any of the following documents without the written consent of the Administrative Agent:

          (a) Approved Management Agreement;

          (b) Approved Participating Lease;

          (c) Qualified Ground Lease; and

          (d) Any other material agreement.

Any termination, modification or amendment prohibited under this Section 6.13 shall, to the extent permitted by applicable law, be void and of no force and effect.

     Section 6.14   Limitations on Development, Construction, Renovation and
                    --------------------------------------------------------
Purchase of Hotel Properties. Neither the Parent nor the Borrower shall or
----------------------------
shall permit any of their respective Subsidiaries to (a) engage in the development, construction or expansion of any Hotel Properties (except for Development Properties permitted by the provisions of Section 6.07 or Renovating Properties) or (b) enter into any binding agreements to purchase Hotel Properties or other assets; provided that the Parent, the Borrower and their Subsidiaries may enter into binding agreements to purchase Hotel Properties or other assets if at all times such Person has available sources of capital equal to the portion of the purchase price of such Hotel Properties or other assets which constitutes a recourse obligation of the Parent, the Borrower or its Subsidiary, which available sources of capital may include Advances to the extent that the Borrower may borrow the same for the purposes required or other Indebtedness permitted by the terms of this Agreement.

                                 ARTICLE VII

                              FINANCIAL COVENANTS

     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, unless the Administrative Agent shall otherwise consent in writing (subject to the provisions of Section 10.01), the Borrower agrees to comply and cause the Parent to comply with the following covenants.

     Section 7.01   Parent's Fixed Charge Coverage Ratio. The Parent shall
                    ------------------------------------
maintain at the end of each Rolling Period a Parent's Fixed Charge Coverage Ratio of not less than 2.00 to 1.0.

     Section 7.02   Parent's Interest Coverage Ratio. The Parent shall maintain
                    --------------------------------
at the end of each Rolling Period a Parent's Interest Coverage Ratio of not less than 2.25 to 1.0.

     Section 7.03   Unsecured Interest Coverage Ratio. The Parent shall maintain
                    ---------------------------------
at the end of each Rolling Period an Unsecured Interest Coverage Ratio of not less than 2.25 to 1.0.

     Section 7.04   Maintenance of Net Worth. The Parent shall at all times
                    ------------------------
maintain an Adjusted Net Worth of not less than the Minimum Tangible Net
Worth.

     Section 7.05   Limitations on Total Liabilities. The Parent shall not (a)
                    --------------------------------
on any date prior to November 15, 2002 permit the Leverage Ratio to be greater than 55% and (b) on any date on or after November 15, 2002 permit the Leverage Ratio to be greater than 50%.

     Section 7.06   Limitations on Secured Recourse Indebtedness. The Parent
                    --------------------------------------------
shall not on any date on a Consolidated basis permit the Secured Recourse Indebtedness (excluding the Obligations) of the Parent, to exceed 15% of the Parent Aggregate Asset Value.

     Section 7.07   Limitations on Secured Indebtedness. The Parent shall not at
                    -----------------------------------
any time on a Consolidated basis permit the sum of the Parent's Secured Non-Recourse Indebtedness and Secured Recourse Indebtedness to exceed 35% of the Parent Aggregate Asset Value.

                                 ARTICLE VIII

                          EVENTS OF DEFAULT; REMEDIES

     Section 8.01   Events of Default. The occurrence of any of the following
                    -----------------
events shall constitute an "Event of Default" under any Credit Document:

          (a) Principal or Letter of Credit Obligation Payment. The Borrower
              ------------------------------------------------
shall fail to pay any principal of any Note or any Letter of Credit Obligation when the same becomes due and payable as set forth in this Agreement;

          (b) Interest or Other Obligation Payment. The Borrower shall fail to
              ------------------------------------
pay any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document when the same becomes due and payable as set forth in this Agreement, provided however that the Borrower will have a grace period of five days after the payments covered by this Section 8.01(b) becomes due and payable for the first two defaults under this Section 8.01(b) in every calendar year;

          (c) Representation and Warranties. Any representation or warranty
              -----------------------------
made or deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

          (d) Covenant Breaches. (i) The Borrower shall fail to perform or
              -----------------
observe any covenant contained in Sections 5.02(a)(i), (b)(i) or (f), Article VI or Article VII of this Agreement or the Borrower shall fail to perform or observe, or shall fail to cause any Guarantor to perform or observe any covenant in any Credit Document beyond any notice and/or cure period for such default expressly provided in such Credit Document or (ii) the Borrower or any Guarantor shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) above or any other provision of this Section 8.01, in each case if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower or such Guarantor by the Administrative Agent or any Bank or the date a Responsible Officer of the Borrower or any Guarantor has actual knowledge of such default, unless such default in this clause (ii) cannot be cured in such 30 day period and the Borrower is diligently proceeding to cure, or caused to be cured, such default, in which event the cure period shall be extended to 90 days;

          (e) Cross-Defaults.
              --------------

               (i) with respect to (A) any Secured Non-Recourse Indebtedness which is outstanding in a principal amount of at least $10,000,000 individually or when aggregated with all such Secured Non-Recourse Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries or (B) any other Indebtedness (but excluding Indebtedness evidenced by the Notes) which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries, any of the following:

               A.        any such Indebtedness shall be declared to be due and
                    payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof,

               B.        the Borrower, the Parent or any of their respective
                    Subsidiaries shall fail to pay any principal of or premium or interest of any of such Indebtedness (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or

               C.        any other event shall occur or condition shall exist
                    under any agreement or instrument relating to such Indebtedness, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness;

          (f) Insolvency. The Borrower, the Parent, any of their respective
              ----------
Subsidiaries, or the Approved Participating Lessee or Approved Manager for Hotel Properties which comprise twenty-five percent (25%) or more of the Borrowing Base Hotel Value shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, any of their respective Subsidiaries, or the Approved Participating Lessee or Approved Manager for Hotel Properties which comprise twenty-five percent (25%) or more of the Borrowing Base Hotel Value seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower, the Parent, any of their respective Subsidiaries, or the Approved Participating Lessee or Approved Manager for Hotel Properties which comprise twenty-five percent (25%) or more of the Borrowing Base Hotel Value, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, the Parent, any of their respective Subsidiaries, or the Approved Participating Lessee or Approved Manager for Hotel Properties which comprise twenty-five percent (25%) or more of the Borrowing Base Hotel Value shall take any corporate action to authorize any of the actions set forth above in this paragraph (f);

          (g) Judgments. Any judgment or order for the payment of money in
              ---------
excess of $10,000,000 (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged being payable under any valid and enforceable insurance policy) shall be rendered against the Borrower, the Parent or any of their respective Subsidiaries which, within 60 days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;

          (h) ERISA. (i) Any Person shall engage in any "prohibited
              -----
transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Parent or the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent, the Borrower or any member of a Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Parent or the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $10,000,000;

          (i) Guaranty. Any Guaranty except a Supplemental Guaranty shall for
              --------
any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing;

          (j) Environmental Indemnity. Any Environmental Indemnity shall for
              -----------------------
any reason cease to be valid and binding on any Person party thereto or any such Person shall so state in writing;

          (k) Approved Participating Lessee. Either (i) a material default by
              -----------------------------
the Approved Participating Lessee shall occur under any Approved Participating Lease related to Hotel Properties which comprise twenty-five percent (25%) or more of the Borrowing Base Hotel Value which shall remain uncured following any notice and cure period under such document, or (ii) with respect to Hotel Properties which comprise twenty-five percent (25%) or more of the Borrowing Base Hotel Value, the Approved Participating Lease for any Hotel Property is terminated;

          (l) Intentionally Deleted.;
              ---------------------

          (m) Default Under Qualified Ground Lease. Qualified Ground Leases
              ------------------------------------
for Hotel Properties which comprise twenty-five percent (25%) or more of the Borrowing Base Hotel Value have in the aggregate either (i) been terminated because of a default by the lessee under such Qualified Ground Lease or (ii) are subject to a default by the lessee under such Qualified Ground Lease which has not been cured or waived 10 days prior to the date the ground lessors under such Qualified Ground Lease would have the right to terminate such Qualified Ground Leases;

          (n) Manager. The Approved Participating Lessees for Hotel Properties
              -------
which comprise twenty-five percent (25%) or more of the Borrowing Base Hotel Value shall not have replaced the Approved Manager for such Hotel Properties with a reputable, nationally known, third party manager acceptable to the Administrative Agent within 120 days of the terminations of the Approved Management Agreements for such Hotel Properties except in connection with an Asset Disposition;

          (o) Parent's REIT Status. There shall be a determination from the
              --------------------
applicable Governmental Authority from which no appeal can be taken that the Parent's tax status as a REIT has been lost;

          (p) Parent Common Stock The Parent at any time hereafter fails to
              -------------------
cause the Parent Common Stock to be duly listed on the New York Stock Exchange, Inc.; or

          (q) Changes in Ownership and Control. Any of the following occur
              --------------------------------
without the written consent of the Required Lenders : (a) the Parent (i) amends the Borrower's partnership agreement in any material respect, (ii) admits a new general partner to the Borrower, (iii) own less than 70% of the partnership interests in and beneficial ownership of the Borrower, or (iv) resigns as general partner of the Borrower; or (b) (i) the Parent or the Borrower shall cease to employ Jon E. Bortz or another person reasonably acceptable to the Required Lenders as such Person's chairman of the board, president or chief executive officer, and (ii) within 180 days following the termination of such employment of Mr. Bortz or other such persons for any reason, another person reasonably acceptable to the Required Lenders is not employed as the applicable officer of the Parent or the Borrower.

     Section 8.02   Optional Acceleration of Maturity. If any Event of Default
                    ---------------------------------
(other than an Event of Default pursuant to paragraph (f) of Section 8.01 with respect to the Borrower or the Parent) shall have occurred and be continuing, then, and in any such event,

          (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower,

          (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time, and

          (c) the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Credit Documents for the ratable benefit of the Banks by appropriate proceedings.

     Section 8.03   Automatic Acceleration of Maturity. If any Event of Default
                    ----------------------------------
pursuant to paragraph (f) of Section 8.01 with respect to the Borrower or the Parent shall occur,

          (a) the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower and

          (b) to the extent permitted by law or court order, the Borrower shall deposit into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

     Section 8.04   Cash Collateral Account.
                    -----------------------

          (a) Pledge. The Borrower hereby pledges, and grants to the
              ------
Administrative Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account maintained with Societe Generale, New York Branch from time to time, but under the control of the Administrative Agent, and all proceeds thereof, as security for the payment of the Obligations, including without limitation all Letter of Credit Obligations owing to any Issuing Bank or any other Bank due and to become due from the Borrower to any Issuing Bank or any other Bank under this Agreement in connection with the Letters of Credit and the Borrower agrees to execute all cash management or cash collateral agreements and UCC-1 Financing Statements requested by the Administrative Agent as needed or desirable for the Administrative Agent to have a perfected first lien security interest in the Cash Collateral Account.

          (b) Application against Letter of Credit Obligations. The
              ------------------------------------------------
Administrative Agent may, at any time or from time to time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to any Issuing Bank, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to any Issuing Bank under this Agreement in connection with the Letters of Credit.

          (c) Duty of Care. The Administrative Agent shall cause Societe
              ------------
Generale, New York Branch to exercise reasonable care in the custody and preservation of any funds held in the

Cash Collateral Account and Societe Generale, New York Branch shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which Societe Generale, New York Branch accords its own property, it being understood that neither Societe Generale, New York Branch, nor the Administrative Agent shall have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

     Section 8.05   Non-exclusivity of Remedies. No remedy conferred upon the
                    ---------------------------
Administrative Agent or the Banks is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

     Section 8.06   Right of Set-off. Upon (a) the occurrence and during the
                    ----------------
continuance of any Event of Default and (b) the granting of the consent, if any, specified by Section 8.02 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 8.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 8.03, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Bank, and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                                  ARTICLE IX

                      AGENCY AND ISSUING BANK PROVISIONS

     Section 9.01   Authorization and Action. Each Bank hereby appoints and
                    ------------------------
authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be
          --------
required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law. The functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relation in respect of any Bank by reason of this Agreement or any other Credit Document. Within 5 Business Days of the Administrative Agent or a Bank receiving actual notice (without any duty to investigate) of a Default, the Administrative Agent or such Bank, as applicable, will provide written notice of such Default to the Banks.

     Section 9.02   Administrative Agent's Reliance, Etc. Neither the
                    ------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including such Person's own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Parent, the Borrower or their Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 9.03   Administrative Agent and Its Affiliates. With respect to its
                    ---------------------------------------
Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not the Administrative
Agent hereunder and without any duty to account therefor to the Banks.

     Section 9.04   Bank Credit Decision. Each Bank acknowledges that it has,
                    --------------------
independently and without reliance upon the Administrative Agent or any other Bank and based on the Parent's and the Borrower's financial statements and the Parent's filings under the Exchange Act and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 9.05   Indemnification. The Banks severally agree to indemnify the
                    ---------------
Administrative Agent and each Issuing Bank (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or such Issuing Bank under this Agreement or any other Credit Document (including the Administrative Agent's or such Issuing Bank's own negligence), provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

     Section 9.06   Successor Administrative Agent and Issuing Banks. The
                    ------------------------------------------------
Administrative Agent or any Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with cause by the Required Lenders upon receipt of written notice from the Required Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent or Issuing Bank acceptable to the Borrower. If no successor Administrative Agent or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Issuing Bank's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent or Issuing Bank, then the retiring Administrative Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Administrative Agent or Issuing Bank acceptable to the Borrower, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of an Issuing Bank, a Bank. Upon the acceptance of any appointment as Administrative Agent or Issuing Bank by a successor Administrative Agent or Issuing Bank, such successor Administrative Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Issuing Bank, and the retiring Administrative Agent or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain an Issuing Bank with respect to any Letters of Credit issued by such Issuing Bank and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Administrative Agent's or Issuing Bank's resignation or removal hereunder as Administrative Agent or Issuing Bank, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Administrative Agent or Issuing Bank under this Agreement and the other Credit Documents.

     Section 9.07   Joint Book Runners, Syndication Agent and Documentation
                    -------------------------------------------------------
Agent. Bank of Montreal, Chicago Branch shall be named Syndication Agent under
-----
the Credit Documents, but the Syndication Agent shall have no right or duty to act as agent on behalf of the Banks in such capacity. Deutsche Banc Alex. Brown shall be named Joint Book Runner and Documentation Agent under the Credit Documents, but such Joint Book Runner and the Documentation Agent shall have no right or duty to act as agent on behalf of the Banks in such capacities. Societe Generale, Southwest Agency shall be named Joint Book Runner Agent under the Credit Documents, but such Joint Book Runner shall have no right or duty to act as agent on behalf of the Banks in such capacity.

                                  ARTICLE X

                                 MISCELLANEOUS

     Section 10.01  Amendments, Etc. No amendment or waiver of any provision of
                    ---------------
this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, nor increase in the aggregate Commitments of the Banks, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment shall
                                  --------
increase the Commitment of any Bank without the written consent of such Bank, and no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the aggregate Commitments of the Banks in excess of $300,000,000, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document or otherwise release the Borrower from any Obligations,
(c) postpone any date fixed for any scheduled payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) change the percentage of the Commitments of the Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (e) amend this Section 10.01, (f) amend the definition of "Required Lenders", (g) amend the definition of "Borrowing Base", "Borrowing Base Hotel Value" or "Hotel Value", but not the definitions that are used in such definitions, or (h) release the Parent from its obligations under the Guaranty; and provided, further, that no amendment, waiver or consent shall,
              --------
unless in writing and signed by the Administrative Agent or any Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent or such Issuing Bank, as the case may be, under this Agreement or any other Credit Document. In addition, none of the following decisions shall be made without the written consent of the Required Lenders:

          (a) release any Guarantor except the Parent from its obligations under any of the Guaranties, provided that the Administrative Agent can (i) release any Supplemental Guarantor from its obligations under any of the Supplemental Guaranties and (ii) if no Default then exists, release any Subsidiary of the Borrower which no longer is a Property Owner of an Eligible Property;

          (b) release any Person from its obligations under any of the Environmental Indemnities;

          (c) any determination to make a Borrowing after the occurrence and during the continuance of an Event of Default;

          (d) increases the maximum duration of Interest Periods permitted under this Agreement;

          (e) any waiver or any amendment to the financial covenants contained in Article VII of this Agreement or any definitions used therein;

          (f) any material waiver or modification of the covenants contained in Article V or Article VI;

          (g) amends any of the definitions that are used in the definition of "Borrowing Base" or "Borrowing Base Hotel Value";

          (h) any amendment, supplement or modification to, or waiver of, the provisions of Section 8.01 of this Agreement;

          (i) any determination to send notice to the Borrower of, or otherwise declare, an Event of Default pursuant to Section 8.01 of this Agreement;

          (j) any determination to accelerate the Obligations pursuant to
Section 8.02 of this Agreement;

          (k) any exercise remedies under any Credit Document;

          (l) any material decision regarding the operation, maintenance, sale or other disposition of any Property after the foreclosure upon such Property, provided that Administrative Agent shall be able to take any action it determines necessary to preserve or maintain any such Property and provided further that if the Required Lenders cannot agree on the sale or disposition of such Property, the Administrative Agent shall not sell or dispose of such Property, but shall continue to hold such Property for the benefit of the Banks;

          (m) any waiver for more than 45 days of, or any material amendment to, the reporting requirements set forth in clauses (a)-(d) of Section 5.05 of this Agreement;

          (n) any material waiver of the conditions to a Hotel Property qualifying as either an Eligible Property or a Permitted Non-Eligible Property; and

          (o) any other material waiver or modification of the Credit
Documents.

Any amendment to a covenant of the Parent or any of its Subsidiaries or amendment to a definition shall require the Borrower's written consent.

     Section 10.02  Notices, Etc. Except a specifically provided herein, all
                    ------------
notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, (a) if to the Borrower, at its address at 4800 Montgomery Lane, Suite M25, Bethesda, Maryland 20814,
Attention: Mr. Hans S. Weger, with a copy to Michael F. Taylor at Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104-1715 (telephone: (415) 772-1205; telecopy (415) 397-4621) and a copy to
Robert K. Hagan at Hagan & Associates, Suite 4322, 200 East Randolph Drive, Chicago, Illinois 60601 (telephone: (312) 228-2050; telecopy (312) 228-0982);
(b) if to any Bank at its Domestic Lending Office; (c) if to the Administrative Agent or to Societe Generale, Southwest Agency in its capacity as an Issuing Bank, at its address at 4900 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Thomas K. Day, (telecopy: (214) 979-2727; telephone: (214) 979-2774); or, (d) as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or Article IX shall not be effective until received by the Administrative Agent.

     Section 10.03  No Waiver; Remedies. No failure on the part of any Bank,
                    -------------------
the Administrative Agent, or any Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

     Section 10.04  Costs and Expenses. The Borrower agrees to pay on demand
                    ------------------
all out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, due diligence, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents and syndication of the Obligations including, without limitation,
(a) the reasonable fees and out-of-pocket expenses of Bracewell & Patterson, L.L.P., counsel for the Administrative Agent and the Banks, and (b) to the extent not included in the foregoing, the costs of any local counsel, travel expenses of the Administrative Agent and its consultants and representatives, Engineering Reports, Environmental Reports, mortgage and intangible taxes (if any), and any title or Uniform Commercial Code search costs, any flood plain search costs, insurance consultant costs and other costs usual and customary in connection with a credit facility of this type. In addition, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any, of the Administrative Agent, each Issuing Bank, and each Bank (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent, such Issuing Bank, and each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents.

     Section 10.05  Binding Effect. This Agreement shall become effective when
                    --------------
it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Bank, and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

     Section 10.06  Bank Assignments and Participations.
                    -----------------------------------

          (a) Assignments. Any Bank may assign to one or more banks or other
              -----------
entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each
                                              --------  -------
such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement and shall involve a ratable assignment of such Bank's Commitment, such Bank's Advances and such Bank's participation in Letter of Credit Exposure, (ii) the amount of the resulting Commitment and Advances of the assigning Bank (unless it is assigning all its Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, (v) the Administrative Agent shall consent to such assignment, which consent shall not be unreasonably withheld or delayed, and (vi) each Eligible Assignee (other than an Eligible Assignee which is an Affiliate of the assigning Bank) shall pay to the Administrative Agent a $3,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything herein to the contrary, any Bank may assign, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank.

          (b) Term of Assignments. By executing and delivering an Assignment
              -------------------
and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements and filings under the Exchange Act referred to in Sections 4.06 and 5.05, if applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (c) The Register. The Administrative Agent shall maintain at its
              ------------
address referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Procedures. Upon its receipt of an Assignment and Acceptance
              ----------
executed by a Bank and an Eligible Assignee, together with the Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit B, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note, a new Note payable to the order of such Eligible Assignee in amount equal to, respectively, the Commitment and the outstanding Advances assumed by it pursuant to such Assignment and Acceptance, and if the assigning Bank has retained any Commitment hereunder, a new Note payable to the order of such Bank in an amount equal to, respectively, the Commitment and the outstanding Advances retained by it hereunder. Such new Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit A.

          (e) Participations. Each Bank may sell participations to one or more
              --------------
banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement
--------  -------
(including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower, the Administrative Agent, and the Issuing Banks and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and
(v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of any Note in which the participant has an interest, reductions in fees or interest, or extending the Maturity Date except as permitted in this Agreement. The Borrower hereby agrees that participants shall have the same rights under Sections 2.08, 2.09, and 2.11(c) hereof as the Bank to the extent of their respective participations, provided that no participant shall be able to collect in
                --------
excess of amounts payable to the Bank selling to such participant under such Sections in respect of the interest sold to such participant or to collect any such amounts from the Borrower.

          (f) Confidentiality. Each Bank may furnish any information
              ---------------
concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that, prior to any such disclosure, the
                             --------
assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received by it from or on behalf of such Bank in accordance with Section 10.20. Such Bank shall promptly deliver a signed copy of any such confidentiality agreement to the Administrative Agent.

     Section 10.07  Indemnification. The Borrower shall indemnify the
                    ---------------
Administrative Agent, the Banks (in any capacity or title and including any lender which was a Bank hereunder prior to any full assignment of its Commitment), the Issuing Banks, and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance, (ii) any breach by the Borrower or any Guarantor of any provision of this Agreement or any other Credit Document,
(iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse the Administrative Agent, each Issuing Bank, and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of the Person being indemnified's own negligence, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

     Section 10.08  Execution in Counterparts. This Agreement may be executed
                    -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 10.09  Survival of Representations, Indemnifications, etc. All
                    --------------------------------------------------
representations, warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.08, 2.09, 2.11(c), 9.05 and 10.07 shall survive any termination of this Agreement and repayment in full of the Obligations.

     Section 10.10  Severability. In case one or more provisions of this
                    ------------
Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

     Section 10.11  Entire Agreement. This Agreement, the Notes and the other
                    ----------------
Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     Section 10.12  Usury Not Intended. It is the intent of the Borrower and
                    ------------------
each Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of New York and the United States of America from time to time in effect. In furtherance thereof, the Banks and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Banks shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

     Section 10.13  GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWER, THE
                    -------------
ADMINISTRATIVE AGENT, THE ISSUING BANK, ANY BANK, OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     Section 10.14 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.
                   -------------------------------------------------------

          (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B),
              ----------------------
EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (b) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE ADMINISTRATIVE
              -------------------
AGENT, ANY BANK OR ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO
(1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER

COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).
                             --------------

          (c) SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY
              ------------------
PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR THE BANKS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR THE BANKS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER
                           ----- --- ----------
HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

          (d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY
              --------------------
WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) WAIVER OF BOND. THE BORROWER WAIVES THE POSTING OF ANY BOND
              --------------
OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

          (f) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER
              -----------------
PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 10.14, WITH ITS COUNSEL.
                   -------------

     Section 10.15  Knowledge of Borrower. For purposes of this
                    ---------------------
Agreement, "knowledge of the Borrower" means the actual knowledge of any of the executive officers and all other Responsible Officers of the Parent.

     Section 10.16  Banks Not in Control. None of the covenants or other
                    --------------------
provisions contained in the Credit Documents shall or shall be deemed to, give the Banks the rights or power to exercise control over the affairs and/or management of the Borrower, any of its Subsidiaries or any Guarantor, the power of the Banks being limited to the right to exercise the remedies provided in the Credit Documents; provided, however, that if any Bank becomes the owner of any stock, or other equity interest in, any Person whether through foreclosure or otherwise, such Bank shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by being owner of such stock, or other equity interest in, such Person.

     Section 10.17  Headings Descriptive. The headings of the several Sections
                    --------------------
and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 10.18  Time is of the Essence. Time is of the essence under the
                    ----------------------
Credit Documents.

     Section 10.19  SCOPE OF INDEMNITIES. THE BORROWER ACKNOWLEDGES AND AGREES
                    --------------------
THAT CERTAIN OF ITS OBLIGATIONS AND INDEMNITIES UNDER THIS AGREEMENT INCLUDE ANY CLAIMS RESULTING FROM THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE BANKS, OR ANY OTHER PERSON BEING INDEMNIFIED.

     Section 10.20  Confidentiality. The Administrative Agent, Issuing Bank and
                    ---------------
each Bank severally agrees that it will use its best efforts not to disclose without the prior written consent of the Parent or the Borrower (other than to an Affiliate or such Person's or their Affiliate's directors, officers, employees, auditors, regulators or counsel) any information with respect to the Parent or the Borrower which is furnished pursuant to this Agreement except that the Administrative Agent, Issuing Bank and each Bank may disclose any such information (a) which is or becomes generally available to the public other than by a breach of this Section 10.20, (b) which is known by or becomes known by such Person from another Person, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority (whether in the United States or elsewhere), (d) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Agent, Issuing Bank or Bank and
(e) to any prospective participant or assignee in connection with any contemplated transfer pursuant to Section 10.06 in accordance with the provisions of Section 10.06(f).

                       [SIGNATURE PAGE OF THIRD AMENDED
                AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT]

EXECUTED as of the date first referenced above.

                                      BORROWER:
                                      --------


                                      LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

                                      By:   LaSalle Hotel Properties,
                                            its general partner

                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________

                       [SIGNATURE PAGE OF THIRD AMENDED
                AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT]


                                      SOCIETE GENERALE, SOUTHWEST AGENCY,
                                      individually and as Joint Book Runner and Administrative Agent


                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                       [SIGNATURE PAGE OF THIRD AMENDED
                AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT]


                                      BANK OF MONTREAL, CHICAGO BRANCH.,
                                      individually and as Syndication Agent


                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                       [SIGNATURE PAGE OF THIRD AMENDED
                AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT]


                                      BANKERS TRUST COMPANY, individually
                                      and as Joint Book Runner and
                                      Documentation Agent


                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                       [SIGNATURE PAGE OF THIRD AMENDED
                AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT]


                                      CREDIT LYONNAIS NEW YORK BRANCH


                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                       [SIGNATURE PAGE OF THIRD AMENDED
                AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT]


                                      LASALLE BANK NATIONAL ASSOCIATION


                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                       [SIGNATURE PAGE OF THIRD AMENDED
                AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT]


                                      FLEET NATIONAL BANK


                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                       [SIGNATURE PAGE OF THIRD AMENDED
                AND RESTATED SENIOR UNSECURED CREDIT AGREEMENT]


                                      FIRSTAR BANK, NATIONAL ASSOCIATION


                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________